AGREEMENT AND PLAN OF MERGER



                        BY AND AMONG



            METROMEDIA INTERNATIONAL GROUP, INC.,

                      SGC MERGER CORP.,

                             AND


                 THE SAMUEL GOLDWYN COMPANY






                DATED AS OF JANUARY 31, 1996






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                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE 1  THE MERGER...........................................1

     Section 1.1  The Merger....................................1
     Section 1.2  Closing.......................................1
     Section 1.3  Effective Time................................2
     Section 1.4  Certificate of Incorporation and By-laws......2
     Section 1.5  Officers and Directors........................2

ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK
           AND OPTIONS; EXCHANGE OF CERTIFICATE.................3

     Section 2.1   Effect on Capital Stock of the
                   Company and Options..........................3

                   (a) Conversion of Shares of Company
                       Common Stock.............................3
                   (b) Effect on Company Options................4
                   (c) Treasury Shares..........................4
                   (d) Mergerco Common Stock....................4

     Section 2.2   Exchange of Certificates.....................4

                   (a) Exchange Agent...........................4
                   (b) Exchange Procedures......................5
                   (c) Distributions with Respect to
                       Unexchanged Shares.......................6
                   (d) Further Ownership Rights.................6
                   (e) No Fractional Shares.....................7
                   (f) Termination of Exchange Fund.............8
                   (g) Withholding Rights.......................8
                   (h) No Liability.............................8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........8

     Section 3.1   Representations and Warranties of the
                   Company......................................8

                   (a) Organization, Standing and Corporate
                       Power; Subsidiaries......................8
                   (b) Certificate of Incorporation
                       and By-laws..............................9
                   (c) Capitalization..........................10

                   (d) SEC Documents; Financial Statements.....11
                   (e) Authority...............................11
                   (f) Compliance with Applicable Laws.........12
                   (g) Government Approvals; Required
                       Consents................................12

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                   (h) Non-Contravention.......................13
                   (i) Litigation..............................14
                   (j) Taxes and Related Tax Matters...........14
                   (k) Certain Agreements......................15
                   (l) Employee Benefits.......................16
                   (m) Contracts...............................17
                   (n) Environmental Matters...................18
                   (o) Absence of Certain Changes or Events....18
                   (p) Information Supplied....................19
                   (q) Real Estate.............................19
                   (r) Intellectual Property...................21
                   (s) Investment Company Act..................22
                   (t) Brokers or Finders......................22
                   (u) Vote Required...........................22

     Section 3.2   Representations and Warranties
                   of Metromedia...............................22

                   (a) Organization, Standing and
                       Corporate Power; Subsidiaries...........23
                   (b) Certificate of Incorporation
                       and By-laws.............................23
                   (c) Capitalization..........................24
                   (d) SEC Documents; Financial Statements.....25
                   (e) Authority...............................25
                   (f) Compliance with Applicable Laws.........26
                   (g) Government Approvals; Required
                       Consents................................26
                   (h) Non-Contravention.......................27
                   (i) Litigation..............................28
                   (j) Taxes and Related Tax Matters...........28
                   (k) Certain Agreements......................29
                   (l) Employee Benefits.......................30
                   (m) Contracts...............................31
                   (n) Environmental Matters...................31
                   (o) Absence of Certain Changes or Events....32
                   (p) Information Supplied....................33
                   (q) Real Estate.............................33
                   (r) Intellectual Property...................34
                   (s) Investment Company Act..................35
                   (t) Brokers or Finders......................35

ARTICLE 4  COVENANTS...........................................35

     Section 4.1   Mutual Covenants of Metromedia and the
                   Company.....................................35

                   (a) Confidentiality.........................35
                   (b) Publicity...............................36
                   (c) Preparation of the Proxy Statement
                       and the Registration Statement..........36
                   (d) Satisfaction of Conditions..............37

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                   (e) Other Actions...........................37
                   (f) Advice of Changes; SEC Documents........37
                   (g) Compliance with Laws....................38

     Section 4.2  Covenants of the Company.....................39

                   (a) Access to Information...................39
                   (b) Ordinary Course.........................39
                   (c) Meetings; Fiduciary Duties..............41
                   (d) No Solicitation.........................42
                   (e) Affiliates..............................43
                   (f) Tax Returns.............................43

     Section 4.3  Covenants of Metromedia......................43

                   (a) Access to Information...................44
                   (b) Listing.................................44
                   (c) Meeting.................................44
                   (d) S-3; S-8................................44
                   (e) Directors' & Officers'
                       Indemnification and Insurance...........44
                   (f) Tax Returns.............................46
                   (g) Interim Financing.......................46
                   (h) Production and Development..............46

ARTICLE 5  CONDITIONS PRECEDENT................................47

     Section 5.1   Conditions to the Obligations of
                   Metromedia and the Company to Effect
                   the Merger..................................47

                   (a) Stockholder Approval....................47
                   (b) Registration Statement..................47
                   (c) Blue Sky Laws...........................47
                   (d) Listing.................................47
                   (e) No Injunctions or Restraints............47
                   (f) HSR Act.................................48
                   (g) Governmental and Regulatory Consents....48
                   (h) The Company Required Consents...........48
                   (i) Metromedia Required Consents............48
                   (j) Employment Agreement....................48
                   (k) Credit Agreement........................48
                   (l) Interim Financing.......................49

     Section 5.2   Conditions to the Obligations of
                   Metromedia..................................49

                   (a) Accuracy of Representations and
                       Warranties..............................49
                   (b) Performance of Agreements...............49
                   (c) No Material Adverse Change..............49
                   (d) Opinions of Counsel.....................49

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                   (e) Fairness Opinions.......................49
                   (f) Affiliate Letters.......................50
                   (g) Distribution Agreement..................50
                   (h) Trademark License.......................50
                   (i) Option Agreement........................50
                   (j) Certain Agreement.......................50
                   (k) Certain Assets..........................50

     Section 5.3   Conditions to the Obligations of the
                   Company.....................................50

                   (a) Accuracy of Representations and
                       Warranties..............................51
                   (b) Performance of Agreements...............51
                   (c) Fairness Opinion........................51
                   (d) No Material Adverse Change..............51
                   (e) Legal Opinions..........................51
                   (f) Forms S-3 and S-8.......................52

ARTICLE 6  TERMINATION AND AMENDMENT...........................52

     Section 6.1   Termination.................................52
     Section 6.2   Effect of Termination.......................53

ARTICLE 7  GENERAL PROVISIONS..................................53

     Section 7.1   Certain Definitions.........................53
     Section 7.2   Notices.....................................55
     Section 7.3   Interpretation..............................56
     Section 7.4   Waivers and Amendments......................56
     Section 7.5   Expenses and Other Payments.................56
     Section 7.6   Assignment..................................58
     Section 7.7   Entire Agreement; No Third Party
                   Beneficiaries...............................58
     Section 7.8   Representations and Warranties..............58
     Section 7.9   Governing Law...............................58
     Section 7.10  Counterparts................................58


EXHIBITS

Exhibit A --        Voting Agreement

Exhibit B --        [Intentionally Omitted]

Exhibit C --        [Intentionally Omitted]

Exhibit D --        Form of Opinion of Rosenfeld, Meyer & Susman, L.L.P.

Exhibit E --        Distribution Agreement


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Exhibit F --        Trademark License Agreement

Exhibit G --        Option Agreement

Exhibit H --        Form of Opinion of Paul, Weiss, Rifkind, Wharton &
                    Garrison


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                AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1996, between METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Metromedia"), SGC MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("SGC Mergerco"), and THE SAMUEL GOLDWYN COMPANY, a Delaware corporation ("the Company").

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company has agreed that at the Effective Time (as hereinafter defined) SGC Mergerco will merge with and into the Company (the "Merger") and the stockholders of the Company will receive shares of Metromedia in the manner provided in Section 2; and

          WHEREAS, Metromedia and the Company wish to make certain representations, warranties and agreements in connection with the Merger and also prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                          ARTICLE 1

                         THE MERGER

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SGC Mergerco shall be merged with and into the Company at the Effective Time. Upon and after the Effective Time, the separate corporate existence of SGC Mergerco shall cease and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of SGC Mergerco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of SGC Mergerco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          Section 1.2  CLOSING.  The closing of the Merger (the
"Closing") will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10:00 a.m. on a Business Day (as hereinafter defined) mutually agreed to by

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                             Page 2


Metromedia and the Company prior to the Termination Date (as hereinafter defined) following the satisfaction or waiver by the party entitled to the benefit of such condition of each of the conditions set forth in
Article 5 or at such other place, time and date as Metromedia and the Company may agree. The time and date upon which the Closing occurs is referred to herein as the "Closing Date."

          Section 1.3 EFFECTIVE TIME. On the Closing Date (or on such other date as Metromedia and the Company may agree), SGC Mergerco and the Company shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

          Section 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of SGC Mergerco shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law except that Section 1 of the Certificate of Incorporation of SGC Mergerco shall be amended and restated in its entirety as follows: "1. The name of the Corporation is "GOLDWYN ENTERTAINMENT COMPANY (the "Corporation")" or such section shall be amended to reflect the change to such other name as the parties may agree. The By-laws of SGC Mergerco shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.5  OFFICERS AND DIRECTORS.

               (a) The directors of SGC Mergerco at the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

               (b) The officers of the Surviving Corporation at the Effective Time shall consist of the individuals designated at the Effective Time by Metromedia and the Company and they shall hold office until their respective successors are duly elected or appointed and qualified or until the their earlier death, resignation or

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                             Page 3

removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK
                  AND OPTIONS; EXCHANGE OF CERTIFICATE

          Section 2.1  EFFECT ON CAPITAL STOCK OF THE COMPANY AND
OPTIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

               (a) CONVERSION OF SHARES OF COMPANY COMMON STOCK. Each issued and outstanding share of Common Stock, par value $.20 per share, of the Company (the "Company Common Stock") shall be converted into the right to receive the Merger Consideration (as defined herein). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. The term "Merger Consideration" shall mean, for each share of Company Common Stock, a number of fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of Metromedia (the "Metromedia Common Stock") equal to a fraction (rounded to the fourth decimal point) (the "Exchange Ratio"), the numerator of which is 5 and the denominator of which is the average of the last sale prices for the Metromedia Common Stock as reported on the American Stock Exchange ("AMEX") for the last 20 consecutive trading days ending on the date (the "Determination Date") which is five business days prior to the Metromedia Stockholders' Meeting (as defined in Section 4.3(c) hereof) including both the day of the Metromedia Stockholders' Meeting and the day of the Determination Date in such determination (the "Average Closing Price"); PROVIDED, THAT, if the Average Closing Price is below $12.50 it shall be deemed to be $12.50 and if the Average Closing Price is greater than $16.50, it shall be deemed to be $16.50. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Metromedia Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend,

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                             Page 4

subdivision, reclassification, recapitalization, split, combination or exchange of shares.

               (b) EFFECT ON COMPANY OPTIONS. At the Effective Time, each holder of an issued and outstanding option exercisable for shares of Company Common Stock ("Company Options") will receive, by virtue of the Merger and without any action on the part of the holder thereof, options exercisable for shares of Metromedia Common Stock with the same terms and conditions as Company Options immediately prior to the Effective Time except that (i) the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio and (ii) all Company Options will become immediately exercisable in accordance with their terms.

               (c) TREASURY SHARES. Each share of Company Common Stock held in treasury by the Company immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

               (d) MERGERCO COMMON STOCK. Each then issued outstanding share of Common Stock, par value $.01 per share ("Mergerco Common
Stock"), of SGC Mergerco shall be converted into one fully paid and non-assessable share of Common Stock, par value $.20 per share of the Surviving Corporation.

          Section 2.2  EXCHANGE OF CERTIFICATES.

               (a) EXCHANGE AGENT. Prior to the Effective Time, Metromedia shall appoint Chemical/Mellon Shareholder Services to act as exchange agent in the Merger (the "Exchange Agent") for purposes of effecting the exchange for the Merger Consideration. At the Effective Time, Metromedia shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing a number of shares of Metromedia Common Stock equal to the product (rounded down to the nearest whole number) of the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. For purposes of this Agreement, shares of Metromedia Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund" and such shares of Metromedia Common Stock, are hereinafter collectively referred to as the "Merger Securities." The Exchange Agent shall deliver the Merger Securities out of the Exchange Fund as directed by Metromedia.

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                             Page 5

               (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Metromedia shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Metromedia may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Securities comprising the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor certificates representing the Merger Securities comprising the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the books and records of the Company or its transfer agent of Certificates and if such Certificates are presented to the Company for transfer, they shall be canceled against delivery of certificates representing the Merger Securities comprising the Merger Consideration as herein provided. If any certificates for Merger Securities are to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing such Merger Securities in the name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such sur-

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                             Page 6

render certificates representing the Merger Securities to which such holder is entitled and cash and other dividends, distributions or payments as contemplated by this Section 2.2. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof, the certificates representing the shares of Metromedia Common Stock issued in exchange therefor, as well as, (x) at the time of such surrender (or as soon thereafter as the cash from the sale of Company Excess Shares (as hereinafter defined) is obtained by the Exchange Agent), the amount of any cash payable in lieu of a fractional share of Metromedia Common Stock to which such holder is entitled pursuant to Section 2.2(e), (y) at the time of such surrender, the amount of dividends or other distributions or payments with a record date after the Effective Time theretofore paid with respect to such shares of Metromedia Common Stock, and (z) at the appropriate payment date, the amount of dividends or other distributions or payments with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Metromedia Common Stock. In no event shall Persons entitled to receive such dividends, distributions or payments be entitled to receive any interest thereon.

               (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions or payments declared or made after the Effective Time with respect to Metromedia Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, with respect to the shares of Metromedia Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate.

               (d) FURTHER OWNERSHIP RIGHTS. The Merger Securities comprising the Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2, together with any dividends, distributions or payments contemplated by
Section 2.2(b) and any cash in lieu of fractional shares as contemplated by Section 2.2(e), shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

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                             Page 7

               (e)  NO FRACTIONAL SHARES.

                    (i) No certificates or scrip evidencing fractional shares of Metromedia Common Stock shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

                   (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Metromedia Common Stock in the Exchange Fund over (y) the aggregate number of full shares of Metromedia Common Stock to be distributed to holders of the Company Common Stock pursuant to
Section 2.2(a)(such excess being herein called the "Company Excess Securities"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Metromedia Common Stock, shall sell the Company Excess Shares at then prevailing prices in the manner provided in paragraph (iii) of this Section.

                  (iii) The sale of the Company Excess Securities by the Exchange Agent shall be executed on the principal national securities exchange on which the shares of Metromedia Common Stock are listed or, if such securities are not listed, on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for the former stockholders of the Company (the "Company Securities Trust"). Metromedia shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of Company Excess Securities out of the Company Securities Trust. The Exchange Agent shall determine the portion of the Company Securities Trust to which each former stockholder of the Company shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Company Securities Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former stockholder of the Company is entitled and the denominator of which is the aggregate amount of fractional share interests to which all are entitled.

                   (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to former stockholders of the Company in lieu of any fractional

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                             Page 8

interests, the Exchange Agent shall make available such amounts to such former stockholders of the Company.

               (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and the Company Securities Trust, which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Metromedia, upon demand, and any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Metromedia for payment of their claim for any Merger Consideration and any dividends or distributions or other payments with respect to Company Common Stock.

               (g) WITHHOLDING RIGHTS. Metromedia or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Metromedia or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Metromedia or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

               (h) NO LIABILITY. None of Metromedia, the Company, SGC Mergerco or the Exchange Agent shall be liable to any Person in respect of any Merger Securities comprising the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                          ARTICLE 3

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Metromedia as follows:

               (a)  ORGANIZATION, STANDING AND CORPORATE POWER;
SUBSIDIARIES. Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation

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                             Page 9

or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as hereinafter defined) with respect to the Company. Except as set forth in Section 3.1(a) of the disclosure schedule delivered to Metromedia by the Company on or prior to the date hereof (the "Company Disclosure Schedule"), the Company SEC Documents (as hereinafter defined) set forth a true and complete list of all of Company's Significant Subsidiaries (as hereinafter defined), including
(x) the jurisdiction of incorporation or organization of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by the Company and/or another Subsidiary of the Company, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests in each of the Significant Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.1(a) of the Company Disclosure Schedule, are owned (of record and beneficially) by the Company and/or by another Subsidiary of the Company, as the case may be, free and clear of all pledges, claims, options, rights of first refusal, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company does not directly or indirectly own any material equity interest in any Person.

               (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of the Company and each of its Significant Subsidiaries shall have been delivered to Metromedia on or prior to the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of the Company and each of its Significant Subsidiaries are in full force and effect. Neither the Company nor any of its Significant Subsidiaries is in violation of any material provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

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                             Page 10

               (c) CAPITALIZATION. As of January 15, 1996, the authorized capital stock of the Company consists of: (i) 15,000,000 shares of Company Common Stock of which, (A) 8,489,226 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) 43,448 shares are held in the treasury of the Company, (C) 1,590,667 shares are reserved for future issuance for the exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth separately for each of the Company's stock option plans in Section 3.1(c) of the Company Disclosure Schedule and (ii) 3,000,000 shares of Preferred Stock, par value $.20 per share (the "Company Preferred Stock"), none of which are issued and outstanding. Except as described in this Section 3.1(c) or in Section 3.1(c) of the Company Disclosure Schedule, no shares of the capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character (including, without limitation, obligations to issue shares as the deferred purchase price for acquisitions of stock or assets of third parties) to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries, by sale, lease, license or otherwise. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. Other than as contemplated by this Agreement or as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries. Since January 15, 1996, the Company has not (i) issued any shares of its capital stock (except pursuant to the exercise of then outstanding options in accordance with their terms) or options, warrants or other securities convertible into shares of its capital stock, or (ii) repurchased any shares of its capital stock.

               (d) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has made available to Metromedia a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since September 30, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (as such documents may have been amended to date) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.
Section 3.1(d) of the Company Disclosure Schedule contains a description (specifying obligation, obligee and amount) of all Debt (as defined in Section 7.1) of the Company and its Subsidiaries as of the date hereof.

               (e) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of the Company.

               (f) COMPLIANCE WITH APPLICABLE LAWS. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) that are necessary to the operation of the businesses of the Company and its Subsidiaries taken as a whole (the "Company Permits") except as would not have a Material Adverse Effect with respect to the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where any such failure so to comply would not have a Material Adverse Effect with respect to the Company. Except as would not have a Material Adverse Effect with respect to the Company, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same that would, in any such case, have a Material Adverse Effect with respect to the Company.

               (g)  GOVERNMENT APPROVALS; REQUIRED CONSENTS.

                    (i) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable national securities exchange, (C) filings under state securities or "Blue Sky" laws, (D) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and (E) as otherwise set forth in Section 3.1(g)(i) of the Company Disclosure Schedule or as would not cause a Material Adverse Effect with respect to the Company (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as "Company Governmental Approvals").

                   (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by the Company of this Agreement, consummation by the Company of the transactions contemplated hereby or compliance by the Company with the provisions hereof, other than as set forth in Section 3.1(g)(ii) of the Company Disclosure Schedule (the "Company Required Consents") and other than consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to the Company.

               (h) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of the Company or any of its Subsidiaries; (ii) except as set forth in Section 3.1(h)(ii) of the Company Disclosure Schedule, if the Company Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contract, agreement, indenture, note, bond, loan, mortgage, lease, instrument, license, permit, concession, franchise, commitment or other binding arrangement (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of the Company or any of its Subsidiaries in each case pursuant to the terms of any such Contract; (iii) if the Company Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to the Company; or (iv) if the Company Governmental Approvals and the Company Required Consents are obtained, result in the violation, revocation or suspension of any Company Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Company.

               (i) LITIGATION. As of the date of this Agreement and as of the Closing Date, except as disclosed in the Company SEC Documents or in Section 3.1(i) of the Company Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company that, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect with respect to the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

               (j)  TAXES AND RELATED TAX MATTERS.

                    (i) Other than Taxes and Tax Sharing Agreement Amounts (as each term is hereinafter defined) that individually and in the aggregate are not material all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, (hereinafter "Taxes" or, individually, a "Tax") required to be paid on or before the date hereof by or with respect to the Company and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any tax sharing agreement or similar arrangement ("Tax Sharing Agreement Amounts") of the Company and its Subsidiaries (or any of them), have been timely paid, except with respect to Taxes and Tax Sharing Agreement Amounts for which the failure to pay would not have a Material Adverse Effect with respect to the Company.

                   (ii) All material returns and reports required to be filed by or with respect to the Company and its Subsidiaries (or any of them) with respect to Taxes (hereinafter "Tax Returns" or, individually, a "Tax Return") on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of the Company or any of its Subsidiaries or payment of any Tax of the Company or any of its Subsidiaries, required to be filed or paid on or before the date hereof.

                  (iii) With respect to all Tax Returns filed by or with respect to the Company and any of its Subsidiaries, (A) Section 3.1(j) of the Company Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired;
(B) except as set forth in Section 3.1(j) of the Company Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (C) except as set forth in Section 3.1(j) of the Company Disclosure Schedule, there is no material unassessed deficiency proposed or threatened against the Company or any of its Subsidiaries.

                   (iv) Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                    (v)  Section 3.1(j) of the Company Disclosure
Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included the Company or any of its Significant Subsidiaries since 1992, and (ii) all material Tax liabilities, of which the Company has knowledge, that have been asserted by the Internal Revenue Service (the "IRS") with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against the Company under any tax sharing agreement to which it is a party.

               (k) CERTAIN AGREEMENTS. Except as set forth in Section 3.1(k) and/or Section 3.1(l) of the Company Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee extending for a period longer than three years after the Closing Date and for the payment of in excess of $200,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Section 3.1(k) of the Company Disclosure Schedule sets forth a schedule of assets (other than immaterial assets with a value less than $25,000) of Samuel Goldwyn Productions, Inc. ("SG Productions") and Nightlife Productions, Inc. ("Nightlife").

               (l)  EMPLOYEE BENEFITS.

                    (i) Except as set forth in Section 3.1(l) of the Company Disclosure Schedule, there are no United States or foreign employee benefit plans or arrangements (collectively, the "Company Benefit Plans") of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), under which the Company or any corporation, person or trade or business which is a member of a group which is under common control with the Company within the meaning of Sections 414(b)-(o) of the Code and, if applicable, Sections 4001(a)(14) and (b) of ERISA (an "ERISA Affiliate") has incurred any unsatisfied material liability or could reasonably be expected in the future to incur any direct or indirect, actual or contingent material liability (including, without limitation, any liability that might arise indirectly under Section 414 of the Code or Section 4069 of ERISA).

                   (ii) With respect to each Company Benefit Plan, the Company will deliver or make available on or prior to the date hereof to Metromedia complete and accurate copies (where applicable) of: (A) all plan texts and agreements; (B) all material employee communications regarding an the Company Benefit Plan not embodied in plan texts and agreements that could materially affect the liabilities of the Company or its Subsidiaries with respect to such plan; (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the IRS; and (F) the most recent actuarial valuation.

                  (iii) No event has occurred or might reasonably be expected to occur as a result of which any Company Benefit Plan or the Company or any of its ERISA Affiliates could, directly or indirectly (whether through a commonly controlled entity under Code Section 414 or otherwise), incur material liability for failure to comply with the applicable requirements of Title IV of ERISA, section 302 of ERISA, sections 412, 420, 4971 or 4975 of the Code, the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and corresponding or similar provisions of foreign laws or regulations, other than routine claims for benefits in accordance with the terms of such plan except as would not have a Material Adverse Effect with respect to the Company.

                   (iv) Each Company Benefit Plan has been operated in all respects in accordance with its terms and with the requirements of applicable law and regulations except to the extent any such operation would not have a Material Adverse Effect with respect to the Company.

                    (v) With respect to each Company Benefit Plan that is a defined benefit pension plan, since the most recent financial statements of the Company there has been no material increase in such plan's liabilities other than the accrual of benefits in the ordinary course and in accordance with the terms of such plan.

                   (vi) Except as set forth in Sec-tion 3.1(l) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of the Company or any of its ERISA Affiliates: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual; and (C) result in the payment of an amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code section 280G(b)(1).

               (m) CONTRACTS. There is (i) no contract, agreement or understanding required to be described in or filed as an exhibit to any Company SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be and (ii) except as described in Section 3.1(m) of the Company Disclosure Schedule, no output agreement, material license agreement or contract providing for the payment by the Company of more than $100,000 per annum or $500,000 in the aggregate. All such contracts, agreements and understanding are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except for the Company Required Consents and except to the extent any of the following would not have a Material Adverse Effect with respect to the Company, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) the Company is not in violation of breach of or default under any such contract, agreement or understanding nor to the Company's knowledge is any other party to any such contract, agreement or understanding.

              (n) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.1(n) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable federal, state, local and foreign laws, regulations and codes as currently in effect relating to pollution and protection of the environment ("Environmental Laws"); (ii) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by the Company or any of its Subsidiaries; (iii) the Company and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to the Company of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) neither the Company nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (i) through (iv) address only those matters that would have a Material Adverse Effect with respect to the Company.

               (o) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents, or except as contemplated by this Agreement, since December 31, 1995, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of the Company; (iii) any material investment by the Company or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (iv) any sale, disposition, license or other transfer of assets or properties of the Company or its Subsidiaries (other than the license of product in the ordinary course of business); (v) any incurrence or guarantee of any Debt other than in the ordinary course of business consistent with past practices; or (vi) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have a Material Adverse Effect with respect to the Company.

               (p) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Metromedia in connection with the issuance of the Merger Securities (collectively, the "Registration Statement") and (ii) the joint proxy statement (the "Proxy Statement") to be filed with the SEC by Metromedia and the Company in connection with the Metromedia Stockholders' Meeting and the Company Stockholders' Meeting (as hereinafter defined) will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (q)  REAL ESTATE.

                    (i) OWNERSHIP OF PREMISES. The Company or one of its Subsidiaries is the owner of good and insurable fee title to the land described on Section 3.1(q)(i) of the Company Disclosure Schedule and to all of the buildings, structures and other improvements located thereon (collectively, the "Company Owned Real Property") free and clear of all Title Defects (as hereinafter defined) except as would not have a Material Adverse Effect with respect to the Company. The Company Owned Real Property constitutes all of the real property owned by the Company and its Subsidiaries on the date hereof. As used in this Agreement, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

                   (ii) LEASED PROPERTIES. Section 3.1(q)(ii) of the Company Disclosure Schedule sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Company Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Company Real Property Leases being herein called the "Company Leased Real Property"), which Section 3.1(q)(ii) of the Company Disclosure Schedule sets forth the date of and parties to each Company Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Company Leased Real Property covered thereby. The Company has heretofore delivered to or made available true, correct and complete copies of all Company Real Property Leases (including all modifications, amendments and supplements). Each Company Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or a Subsidiary as tenant thereunder are current, no notice of default or termination under any Company Real Property Lease is outstanding, no termination event or condition or uncured default on the part of the Company or the applicable Subsidiary or, to the Company's or the applicable Subsidiary's knowledge, the landlord, exists under any Company Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, which, when considered individually or in the aggregate with all such other Company Real Property Leases under which there is such an event or condition has or will have a Material Adverse Effect with respect to the Company. Except as set forth on Section 3.1(q)(ii) of the Company Disclosure Schedule, to the Company's or the applicable Subsidiaries' knowledge, no landlord under any Company Real Property Lease has notified the Company or the applicable Subsidiary that it does not intend to renew any such lease following the expiration of its term. Except as does not have a Material Adverse Effect with respect to the Company, the Company or a Subsidiary, whichever is applicable, holds the leasehold estate under and interest in each Company Real Property Lease free and clear of all Title Defects. The Company and its Subsidiaries have no ownership, financial or other interest in the landlord under any Company Real Property Lease.

                  (iii) ENTIRE PREMISES; CONDITION. All of the land, buildings, structures and other improvements used by the Company and its Subsidiaries in the conduct of their business are included in the Company Owned Real Property and the Company Leased Real Property. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Company located on the Company Owned Real Property and the Company Leased Real Property including, without limitation, the improvements on such property and the utility systems serving such properties (collectively, the "Tangible Property") are in good operating condition and repair, subject to ordinary wear and tear, and are suitable for their intended use. During the past three years there has not been any significant interruption of the operations of the Company due to inadequate maintenance of the Tangible Property or otherwise.

               (r)  INTELLECTUAL PROPERTY.

          Section 3.1(r) of the Company Disclosure Schedule sets forth a list of all of the Company's and its Subsidiaries' registered trademarks and registered copyrights, all applications for any of the foregoing and all permits, grants and licenses or other rights running to the Company and any of its Subsidiaries relating to any of the foregoing that are material to the business of the Company and its Subsidiaries taken as a whole. Except as set forth on Section 3.1(r) of the Company Disclosure Schedule, (i) the Company or one of its Subsidiaries own, or are licensed to, or otherwise have, the right to use all registered trademarks and copyrights set forth on Section 3.1(r) of the Company Disclosure Schedule, and (ii) the Company's rights in the property set forth on such list are free and clear of any liens or other encumbrances and the Company and its Subsidiaries have not received written notice of any adversely-held copyright or trademark of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of the Company and its Subsidiaries and to the Company's knowledge there is no basis for any such charge or claim, and (iii) the Company, its Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses
(i), (ii) and (iii) above, any of the foregoing which do not and will not have an Material Adverse Effect with respect to the Company.

               (s) INVESTMENT COMPANY ACT. The Company and each of its Subsidiaries either (i) is not an "investment company," or to the Company's knowledge a company "controlled" by, or to the Company's knowledge an "affiliated company" with respect to, an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any of its Subsidiaries is required to be registered under the Investment Company Act.

               (t) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Furman Selz L.L.C., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm.

               (u) VOTE REQUIRED. The Board of Directors of the Company has approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that its stockholders vote in favor of the adoption and approval of this Agreement (the "Recommendation"). The affirmative vote of a majority of the votes that the holders of the outstanding shares of Company Common Stock are entitled to cast with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and the other transactions contemplated hereby. Attached as Exhibit A hereto is a true and correct copy of the executed Voting Agreement by and among Metromedia and the Samuel Goldwyn, Jr. Family Trust (the "Trust") pursuant to which the Trust has agreed to vote its shares of Company Common Stock in favor of the Merger and the transactions contemplated by this Agreement. As of the date hereof and as of the Closing Date, the letter and Deal Memo dated December 15, 1995 ("Deal Memo") between the Company and Polygram Filmed Entertainment Distribution Inc. ("Polygram") has been terminated and is of no further force and effect except to the extent that the payment of a breakup fee of $2,000,000 payable to Polygram and the reimbursement of Polygram's fees and expenses pursuant to Section 8 of the Deal Memo may be applicable.

          Section 3.2 REPRESENTATIONS AND WARRANTIES OF METROMEDIA. Metromedia represents and warrants to the Company as follows:

               (a) ORGANIZATION, STANDING AND CORPORATE POWER; SUBSIDIARIES. Each of Metromedia and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect with respect to Metromedia. Except as set forth in Section 3.2(a) of the disclosure schedule delivered to the Company by Metromedia on or prior to the date hereof (the "Metromedia Disclosure Schedule"), the Metromedia SEC Documents (as hereinafter defined) set forth a true and complete list of the Significant Subsidiaries of Metromedia, including (x) the jurisdiction of incorporation or organization of each such Subsidiary and
(y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Metromedia, or a Subsidiary of Metromedia, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests of each of the Significant Subsidiaries of Metromedia are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in
Section 3.2(a) of the Metromedia Disclosure Schedule, are owned (of record and beneficially) by Metromedia, and/or by a Subsidiary of Metromedia, free and clear of all Liens and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.2(a) of the Metromedia Disclosure Schedule, Metromedia does not directly or indirectly own any material equity interest in any Person (other than a Subsidiary) in which Metromedia has invested more than $5,000,000.

               (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of Metromedia and each Significant Subsidiary of Metromedia shall have been delivered to the Company no later than the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of Metromedia and each Significant Subsidiary of Metromedia are in full force and effect. Neither Metromedia nor any Significant Subsidiary of Metromedia is in violation of any provision of its

Certificate of Incorporation, By-laws or equivalent organizational documents.

               (c) CAPITALIZATION. As of January 15, 1996, (i) the authorized capital stock of Metromedia consists of (A) 100,000,000 shares of Metromedia Common Stock, 42,549,886 of which shares are issued and outstanding, and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, 1,914,187 shares of Metromedia Common Stock are reserved for exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth for each of Metromedia's stock option plans in Section 3.2(c) of the Metromedia Disclosure Schedule and 1,801,802 shares are reserved for issuance upon the conversion of convertible debt and (B) 70,000,000 shares of Metromedia Preferred Stock, none of which are issued and outstanding and (ii) the authorized capital stock of SGC Mergerco consists of 1,000 shares of Mergerco Common Stock, 1,000 shares of which are issued and outstanding and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          Except as described in this Section 3.2(c) or in Section 3.2(c) of the Metromedia Disclosure Schedule, no shares of the capital stock or other equity securities of Metromedia are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Metromedia or any of its respective Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of Metromedia or any of its Subsidiaries or obligating Metromedia or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of Metromedia or any of its Subsidiaries, by sale, lease, license or otherwise. Except as described in Section 3.2(c) of the Metromedia Disclosure Schedule, neither Metromedia nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of any such Person on any matter. Other than as contemplated by this Agreement or as set forth in
Section 3.2(c) of the Metromedia Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of Metromedia or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Metromedia or any of its Subsidiaries. Except as set forth in Section 3.2(c) of the Metromedia Disclosure Schedule, since January 15, 1996 Metromedia has not (i) issued any shares of its capital stock (except pursuant to the exercise of then outstanding options or warrants in accordance with their terms) or options, warrants or other securities convertible into shares of its capital stock, or (ii) repurchased any shares of its capital stock.

               (d) SEC DOCUMENTS; FINANCIAL STATEMENTS. Metromedia has made available to the Company a true and complete copy of each form, report, schedule and registration statement filed with the SEC by Metromedia since September 30, 1993 and by Orion Pictures Corporation since September 30, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Metromedia SEC Documents"), which are all the documents (other than preliminary material) that Metromedia or its respective Subsidiaries was required to file with the SEC since such date. As of their respective dates, the Metromedia SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act as applicable, and the rules and regulations of SEC thereunder applicable to such Metromedia SEC Documents, and none of the Metromedia SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Metromedia and each Subsidiary of Metromedia included in the Metromedia SEC Documents (as such documents may have been amended to date) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial position of Metromedia and/or the applicable Subsidiaries of Metromedia and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               (e) AUTHORITY. Metromedia and SGC Mergerco have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of Metromedia and the receipt by the Board of Directors of Metromedia of the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") referred to in Section 5.2(e) hereof (the "Fairness Opinion"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Metromedia and SGC Mergerco and no other corporate proceedings on the part of Metromedia and SGC Mergerco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of Metromedia and the receipt by the Board of Directors of Metromedia of the Fairness Opinion. This Agreement has been duly and validly executed and delivered by Metromedia and SGC Mergerco and constitutes a valid and binding obligation of Metromedia and SGC Mergerco enforceable against Metromedia and SGC Mergerco in accordance with its terms, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of Metromedia and the receipt by the Board of Directors of Metromedia of the Fairness Opinion.

               (f) COMPLIANCE WITH APPLICABLE LAWS. Metromedia and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are necessary to the operation of the businesses of Metromedia and its Subsidiaries taken as a whole (the "Metromedia Permits"), except as would not have a Material Adverse Effect with respect to Metromedia. Metromedia and its Subsidiaries are in compliance with the terms of the Metromedia Permits applicable to it, except where any such failure so to comply would not have a Material Adverse Effect with respect to Metromedia. Except as would not have a Material Adverse Effect with respect to Metromedia, the business of Metromedia and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to Metromedia or any of its subsidiaries is pending or, to the knowledge of Metromedia, threatened, nor, to the knowledge of Metromedia, has any Governmental Entity indicated an intention to conduct the same that would, in any such case, have a Material Adverse Effect with respect to Metromedia.

               (g)  GOVERNMENT APPROVALS; REQUIRED CONSENTS.

                    (i) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of Metromedia and its Subsidiaries is required in connection with the execution or delivery by Metromedia of this Agreement, and the consummation by Metromedia and its Subsidiaries of the transactions contemplated hereby or compliance by Metromedia and its Subsidiaries with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable National Security exchange, (C) filings under State securities or "Blue Sky" laws,
(D) filings under the HSR Act and (E) as otherwise set forth in Section 3.2(g)(i) of the Metromedia Disclosure Schedule or as would not cause a Material Adverse Effect (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as "Metromedia Governmental Approvals").

                   (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by Metromedia of this Agreement, the consummation by Metromedia and its Subsidiaries of the transactions contemplated hereby or compliance by Metromedia and its Subsidiaries with the provisions hereof, other than as set forth in
Section 3.2(g)(ii) of the Metromedia Disclosure Schedule ("Metromedia Required Consents") and other than the consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to Metromedia.

               (h) NON-CONTRAVENTION. The execution and delivery of this Agreement by Metromedia and SGC Mergerco does not, and the consummation of the transactions contemplated hereby and compliance by Metromedia and SGC Mergerco with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of Metromedia and its Subsidiaries (ii) except as set forth in Section 3.2(h)(ii) of the Metromedia Disclosure Schedule, if the Metromedia Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contracts to which Metromedia and its Subsidiaries are a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of Metromedia and its Subsidiaries in each case pursuant to the terms of any such Contract; (iii) if the Metromedia Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to Metromedia and its Subsidiaries or (iv) if the Metromedia Governmental Approvals and the Metromedia Required Consents are obtained, result in the violation, revocation or suspension of any Metromedia Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to Metromedia.

               (i) LITIGATION. As of the date of this Agreement and as of the Closing Date, except as disclosed in the Metromedia SEC Documents, there is no suit, action or proceeding pending, or, to the knowledge of Metromedia, threatened against Metromedia and its Subsidiaries that, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect with respect to Metromedia, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Metromedia and its Subsidiaries, that, individually or in the aggregate, would have a Material Adverse Effect with respect to Metromedia.

               (j)  TAXES AND RELATED TAX MATTERS.

                    (i) Other than Taxes and Tax Sharing Agreement Amounts that individually and in the aggregate are not material all Taxes required to be paid on or before the date hereof by or with respect to Metromedia and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any Tax Sharing Agreement of Metromedia and its Subsidiaries (or any of them), have been timely paid, except with respect to Taxes and Tax Sharing Agreement Amounts for which the failure to pay would not have a Material Adverse Effect with respect to Metromedia.

                   (ii) All material Tax Returns required to be filed by or with respect to Metromedia and its Subsidiaries (or any of them) with respect to Taxes on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of Metromedia or any of its Subsidiaries or payment of any Tax of Metromedia or any of its Subsidiaries, required to be filed or paid on or before the date hereof.

                  (iii) With respect to all Tax Returns filed by or with respect to Metromedia and any of its Subsidiaries, (A) Section 3.2(j) of the Metromedia Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired;
(B) except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (C) except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, there is no material unassessed deficiency proposed or threatened against Metromedia or any of its Subsidiaries.

                   (iv) Except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, neither Metromedia nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                    (v)  Section 3.2(j) of the Metromedia Disclosure
Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included Metromedia or any of its Significant Subsidiaries since 1989, (ii) all material Tax liabilities, of which Metromedia has knowledge, that have been asserted by the IRS with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against Metromedia under any tax sharing agreement to which it is a party.

               (k) CERTAIN AGREEMENTS. Except as set forth in Section 3.2(k) and/or Section 3.2(l) of the Metromedia Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither Metromedia nor any of its Subsidiaries is a party to any oral or written
(i) agreement with any executive officer or other key employee of Metromedia or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Metromedia, of the nature contemplated by this Agreement, or agreement with respect to any executive officer of Metromedia providing any term of employment or compensation guarantee extending for a period longer than three years after the Closing Date and for the payment of in excess of $200,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (l)  EMPLOYEE BENEFITS.

                    (i) Except as set forth in Section 3.2(l) of the Metromedia Disclosure Schedule, there are no United States or foreign employee benefit plans or arrangements (collectively, the "Metromedia Benefit Plans") of any type (including, without limitation, plans described in Section 3(3) of ERISA), under which Metromedia or any of its ERISA Affiliates has incurred any unsatisfied material liability or could reasonably be expected in the future to incur any direct or indirect, actual or contingent material liability (including, without limitation, any liability that might arise indirectly under Section 414 of the Code or Section 4069 of ERISA).

                   (ii) With respect to each Metromedia Benefit Plan, Metromedia will deliver or make available on or prior to the date hereof to the Company complete and accurate copies (where applicable) of: (A) all plan texts and agreements; (B) all material employee communications regarding a Metromedia Benefit Plan not embodied in plan texts and agreements that could materially affect the liabilities of the Metromedia Benefit Plan or the liabilities of Metromedia or its ERISA Affiliates with respect to such plan; (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the IRS; and (F) the most recent actuarial valuation.

                  (iii) No event has occurred or might reasonably be expected to occur as a result of which any Metromedia Benefit Plan or Metromedia or any of its ERISA Affiliates could, directly or indirectly (whether through a commonly controlled entity under Code Section 414 or otherwise), incur liability for failure to comply with the applicable requirements of Title IV of ERISA, section 302 of ERISA, sections 412, 420, 4971 or 4975 of the Code, the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and corresponding or similar provisions of foreign laws or regulations, other than routine claims for benefits in accordance with the terms of such plan, except as would not have a Material Adverse Effect with respect to Metromedia.

                   (iv) Each Metromedia Benefit Plan has been operated in all respects in accordance with its terms and with the requirements of applicable laws and regulations except to the extent any such operation would not have a Material Adverse Effect with respect to Metromedia.

                    (v) With respect to each Metromedia Benefit Plan that is a defined benefit pension plan, since the most recent financial statements of Metromedia there has been no material increase in such plan's liabilities other than the accrual of such benefits in the ordinary course and in accordance with the terms of such plan.

                   (vi) Except as set forth in Section 3.2(l) of the Metromedia Disclosure Schedule or the Metromedia SEC Documents, the consummation of the transactions contemplated by this Agreement will not without additional discretionary action by Metromedia, the Company or any of their respective ERISA Affiliates, with respect to employees or former employees of Metromedia or any of their ERISA Affiliates: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual; and (C) result in the payment of an amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code Section 280G(b)(1).

               (m) CONTRACTS. There is no contract, agreement or understanding required to be described in or filed as an exhibit to any Metromedia SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such contracts, agreements and understanding are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except for the Metromedia Required Consents and except to the extent any of the following would not have a Material Adverse Effect with respect to Metromedia, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Metromedia is not in violation of breach of or default under any such contract, agreement or understanding nor to Metromedia's knowledge is any other party to any such contract, agreement or understanding.

               (n)  ENVIRONMENTAL MATTERS.  Except as set forth in
Section 3.2(n) of the Metromedia Disclosure Schedule, (i) Metromedia and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable Environmental Laws; (ii) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by Metromedia or any of its Subsidiaries; (iii) Metromedia and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to Metromedia or each of its Subsidiaries of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) neither Metromedia nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (i) through (iv) address only those matters that would have a Material Adverse Effect with respect to Metromedia.

               (o) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.2(o) of the Metromedia Disclosure Schedule or as disclosed in the Metromedia SEC Documents, or as contemplated by this Agreement, since December 31, 1995, Metromedia and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Metromedia's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of Metromedia; (iii) any material investment by Metromedia or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than the ownership of an equity interest in any person in an amount less than $5,000,000; (iv) any sale, disposition or other transfer of assets or properties of Metromedia or its Subsidiaries (other than the sale of inventory in the ordinary course of business) in excess of $500,000 individually or $2,000,000 in the aggregate; (v) any incurrence or guarantee of any Debt other than in the ordinary course of business consistent with past practices or any Debt in excess of $10,000,000 in the aggregate; or (vi) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have, a Material Adverse Effect with respect to Metromedia.

               (p) INFORMATION SUPPLIED. Neither the Registration Statement nor the Proxy Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to the Company's and Metromedia's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Company to Metromedia expressly for use in or for incorporation by reference into the Registration Statement or the Proxy Statement or any amendments or supplements thereto.

               (q)  REAL ESTATE.

                    (i) OWNERSHIP OF PREMISES. Metromedia or one of its Subsidiaries is the owner of good and insurable fee title to the land in the United States described on Section 3.2(q)(i) of the Metromedia Disclosure Schedule and to all of the buildings, structures and other improvements located thereon (collectively, the "Metromedia Owned Real Property") free and clear of all Title Defects (as hereinafter defined) except as would not have a Material Adverse Effect with respect to Metromedia. The Metromedia Owned Real Property constitutes all of the real property owned by Metromedia and its Subsidiaries on the date hereof.

                   (ii) LEASED PROPERTIES. Section 3.2(q)(ii) of the Metromedia Disclosure Schedule sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Metromedia Real Property Leases") under which
Metromedia or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property in the United States (the land, buildings and other improvements covered by the Metromedia Real Property Leases being herein called the "Metromedia Leased Real
Property"), which Section 3.2(q)(ii) of the Metromedia Disclosure
Schedule sets forth the date of and parties to each Metromedia Real
Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Metromedia Leased Real Property covered thereby. Metromedia has heretofore delivered to or made available true, correct and complete copies of all Metromedia Real Property Leases (including all modifications, amendments and supplements). Each Metromedia Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by Metromedia or a Subsidiary as tenant thereunder are current, no notice of default or termination under any Metromedia Real Property Lease is outstanding, no termination event or condition or uncured default on the part of Metromedia or the applicable Subsidiary or, to Metromedia's or the applicable Subsidiary's knowledge, the landlord, exists under any Metromedia Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, which, when considered individually or in the aggregate with all such other Metromedia Real Property Leases under which there is such an event or condition has or will have a Material Adverse Effect with respect to Metromedia. Except as does not have a Material Adverse Effect with respect to Metromedia, Metromedia or a Subsidiary, whichever is applicable, holds the leasehold estate under and interest in each Metromedia Real Property Lease free and clear of all Title Defects. Metromedia and its Subsidiaries have no ownership, financial or other interest in the landlord under any Metromedia Real Property Lease.

                  (iii) ENTIRE PREMISES. All of the land, buildings, structures and other improvements in the United States used by Metromedia and its Subsidiaries in the conduct of their business are included in Metromedia Owned Real Property and Metromedia Leased Real Property.

               (r)  INTELLECTUAL PROPERTY.

          Section 3.2(r) of the Metromedia Disclosure Schedule sets forth a list of all of Metromedia's and its Subsidiaries' registered trademarks and registered copyrights, all applications for any of the foregoing and all permits, grants and licenses or other rights running to Metromedia and any of its Subsidiaries relating to any of the foregoing that are material to the business of Metromedia and its Subsidiaries taken as a whole. Except as set forth on Section 3.2(r) of the Metromedia
Disclosure Schedule, (i) Metromedia or one of its Subsidiaries own, or are licensed to, or otherwise have, the right to use all registered trademarks and registered copyrights set forth on Section 3.2(r) of the Metromedia Disclosure Schedule, and (ii) Metromedia's rights in the property set forth on such list are free and clear of any liens or other encumbrances and Metromedia and its Subsidiaries have not received written notice of any adversely-held copyright or trademark of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of Metromedia and its Subsidiaries and to Metromedia's knowledge there is no basis for any such charge or claim, and (iii) Metromedia, its Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses (i), (ii) and (iii) above, any of the foregoing which do not and will not have an Material Adverse Effect with respect to Metromedia.

               (s) INVESTMENT COMPANY ACT. Metromedia and each of its Subsidiaries either (i) is not an "investment company," or to Metromedia's knowledge a company "controlled" by, or to Metromedia's knowledge an "affiliated company" with respect to, an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Metromedia nor any of its Subsidiaries is required to be registered under the Investment Company Act.

               (t) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of Metromedia is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except DLJ, whose fees and expenses will be paid by Metromedia in accordance with Metromedia's agreement with such firm.


                          ARTICLE 4

                          COVENANTS

          Section 4.1 MUTUAL COVENANTS OF METROMEDIA AND THE COMPANY. Each of Metromedia and the Company agrees that, except as expressly contemplated or permitted by this Agreement, it shall (and shall cause each of its Subsidiaries to) comply with the following covenants:

               (a) CONFIDENTIALITY. From and after the date hereof, each party shall, and shall use its best efforts to cause its Affiliates and its and their respective

Agents (as hereinafter defined) to keep secret and hold in strictest confidence any and all documents and information relating to the other party and its respective Affiliates furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its Agents; (ii) information that becomes available to such party or an Agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality; (iii) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such Affiliate are listed or traded; provided that the party making such disclosure or whose Affiliates or Agents are making such disclosure shall notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed; and (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Metromedia Required Consents and/or the Company Required Consents.

               (b) PUBLICITY. Except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, until the earlier of (i) the date on which this Agreement ceases to be in effect and (ii) the Closing Date, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party and in any event each party agrees that it will give the other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

               (c)  PREPARATION OF THE PROXY STATEMENT AND THE
REGISTRATION STATEMENT. Metromedia shall, with all reasonably necessary assistance from the Company, prepare and cause to be filed with the SEC the Registration Statement, in which the Proxy Statement will be included as a Prospectus, it being understood that the Proxy Statement and the Prospectus will also serve as a proxy statement and prospectus for Metromedia's transactions with Alliance Entertainment Corp. Each party shall provide the other party and its Agents with reasonable opportunity to review and comment upon the Registration Statement, including all amendments thereto and all supplements to the Proxy Statement contained therein, prior to the filing thereof with the SEC and/or the distribution thereof to the stockholders of Metromedia and the Company, and shall make all reasonable changes thereto requested by such other party or its Agents. Each party hereto shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable.
Each party shall provide and shall be deemed to have provided the other party with the information concerning it required to be included in the Registration Statement. Metromedia shall take any action required to be taken under any applicable state securities laws in connection with the issuance of the Merger Securities in the Merger pursuant to this Agreement.

               (d) SATISFACTION OF CONDITIONS. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable best efforts, subject to their respective fiduciary duties, to cause the conditions set forth in Article 5 of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the transactions contemplated by Section 4.1(h)), including cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, the HSR Act. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall take all such necessary action.

               (e) OTHER ACTIONS. From the date hereof through the Closing Date, each of Metromedia and the Company shall not, and shall cause its Subsidiaries not to, take any action that would or is reasonably likely to result in any of the representations and warranties of Metromedia or the Company, as the case may be, set forth in this Agreement being untrue in any material respect as of the date made, or in any of the conditions to the Closing set forth in Article 5 of this Agreement not being satisfied.

               (f) ADVICE OF CHANGES; SEC DOCUMENTS. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of (i) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any material notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; (iii) any claims, actions, proceedings or investigations commenced or, to the best of such party's knowledge, threatened, involving or affecting such party or any of its Subsidiaries, or any of its property or assets, or, to the best of such party's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of such party or any of its Subsidiaries, which, if pending on the date hereof, would have been required to have been disclosed in the Metromedia Disclosure Schedule or the Company Disclosure Schedule, as the case may be, or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement; and (iv) any change or event that would have a Material Adverse Effect with respect to such party. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               (g) COMPLIANCE WITH LAWS. The parties agree to conduct their businesses and cause the businesses of their Subsidiaries to be conducted in compliance with all applicable laws and regulations except with respect to the Company, where failure to comply would not have a Material Adverse Effect with respect to the Company and, with respect to Metromedia where failure to comply would not have a Material Adverse Effect with respect to Metromedia.

               (h) REFINANCING. Each of Metromedia and the Company agrees to use reasonable commercial efforts to take all necessary steps and actions to facilitate any refinancing of indebtedness of Metromedia and/or the Company and their respective Subsidiaries and any other financing arrangements in connection with the consummation of the transactions contemplated hereby including, without limitation, all amounts owed by the Company pursuant to the Second Amended and Restated Credit Agreement dated as of April 28, 1995 (the "Credit Agreement") among the Company and Bank of America National Trust and Savings Association, as Agent, Collateral Agent and the Letter of Credit Issuing Bank and the Other Financial Institutions Party thereto, as amended (collectively, the "Financings"), it being the intention of Metromedia and the Company to refinance (or extend the maturity date of) all amounts outstanding pursuant to the Credit Agreement on or prior to the maturity date set forth in the Credit Agreement and to consummate the Merger by May 15, 1996.

          Section 4.2 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Closing Date, the Company agrees that except as expressly contemplated or permitted by this Agreement, or to the extent that Metromedia shall otherwise consent in writing (which consent may be withheld in its sole discretion):

               (a) ACCESS TO INFORMATION. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Metromedia and its Agents, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, promptly furnish or otherwise make available to Metromedia (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and (ii) all other information concerning its business, properties and personnel as Metromedia may reasonably request.

               (b) ORDINARY COURSE. The Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise required by law, neither the Company nor any of its Subsidiaries shall:

                    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (ii) except for the exercise by the Company of the Goldwyn Option pursuant to the Option Agreement dated as of April 13, 1993 by and among the Company, Samuel Goldwyn, Jr. and The Samuel Goldwyn Jr.

Trust (the "Option Exercise"), authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) other than issuances upon exercise of employee and director stock options issued pursuant to employee and non-employee director stock option plans outstanding on the date hereof and listed in
Section 3.1(c) of the Company Disclosure Schedule;

                  (iii) except with respect to annual bonuses made in the ordinary course of business consistent with past practice and except as contemplated by this Agreement, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its Subsidiaries (in each case, except with respect to employees in the ordinary course of business consistent with past practice);

                   (iv) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

                    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets;

                   (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                  (vii) except for borrowings permitted under credit facilities filed as exhibits to the Company SEC Documents, incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly-owned Subsidiary of the Company;

                 (viii) change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board; and

                   (ix) except for the Option Exercise, enter into any transaction or series of transactions with any Affiliate of the Company (other than a wholly-owned Subsidiary of the Company) or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time of such transaction with a Person that is not an Affiliate of the Company.

               (c) MEETINGS; FIDUCIARY DUTIES. The Company shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to convene a meeting of the Company's stockholders at a time mutually agreed to by the Company and Metromedia to, among other things, consider and vote upon this Agreement (the "Company Stockholders' Meeting"), and the Company shall consult with Metromedia in connection therewith. The Board of Directors of the Company shall not withdraw or modify or propose to withdraw or modify in a manner adverse to Metromedia, the Recommendation, unless the Board of Directors of the Company concludes in good faith following receipt of a written opinion addressed to the Company from outside counsel to the Company that such action is reasonably necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or the consent of the stockholders required by the DGCL to approve and adopt this Agreement.

               (d) NO SOLICITATION. Neither the Company nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Agents to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction (other than transactions permitted pursuant to Section 4.2(b) of this Agreement) the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not prohibit the Company from (A) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who the Board of Directors of the Company has a reasonable basis for determining is likely to make a Qualified Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Qualified Transaction Proposal or (C) following receipt of a Qualified Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendation, but in each case referred to in the foregoing clauses
(A) through (C) only after the Board of Directors of the Company concludes in good faith following receipt of a written opinion addressed to the Company from outside counsel to the Company that such action is reasonably necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall immediately inform Metromedia of the terms and conditions of such proposal and the identity of the Person making it and shall keep Metromedia fully informed of the status and details of any such Transaction Proposal and of all steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "Qualified Transaction Proposal" shall mean a Transaction Proposal that the Board of Directors of the Company determines in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated and is not subject to any material contingencies relating to financing.

               (e) AFFILIATES. Prior to the Closing Date, the Company shall endeavor to deliver to Metromedia (i) a letter identifying all Persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of the Company (collectively, the "Company Affiliates"), and (ii) copies of letter agreements, each in the form prepared by Metromedia and reasonably acceptable to the Company, executed by each Company Affiliate (the letters described in clauses (i) and (ii) being collectively referred to as "Affiliate Letters"). The parties agree that the Affiliate Letter to be signed by Samuel Goldwyn, Jr. will contain a lockup provision with Metromedia's lead underwriter for the Financings providing that Mr. Goldwyn agree not to sell his shares of Metromedia Common Stock received in the Merger (other than the shares issued in exchange for the Company Common Stock received by Mr. Goldwyn pursuant to the Option Exercise) for a period of 180 days from the Closing Date. Metromedia shall not be required to maintain the effectiveness of the Registration Statement for the purposes of resale of the Merger Securities by such affiliates and the certificates representing the Merger Securities received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.2(e).

               (f) TAX RETURNS. All Tax Returns required to be filed by or with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Tax Returns for which the failure to file would not have a Material Adverse Effect with respect to the Company.

          Section 4.3 COVENANTS OF METROMEDIA. During the period from the date of this Agreement and continuing until the Closing Date, Metromedia agrees that, except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing (which consent may be withheld in its sole discretion):

               (a) ACCESS TO INFORMATION. Upon reasonable notice, Metromedia shall afford to the Company and its Agents access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, Metromedia shall promptly furnish or otherwise make available to the Company (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and (ii) all other information concerning the businesses, properties and personnel of Metromedia and its Subsidiaries as the Company may reasonably request.

               (b) LISTING. Metromedia shall use its best efforts to cause the shares of Metromedia Common Stock comprising the Merger
Consideration to be approved for listing on the AMEX, subject to official notice of issuance.

               (c) MEETING. Metromedia shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Restated Certificate of Incorporation and By-laws to convene a meeting of Metromedia's stockholders at a time mutually agreed to by the Company and Metromedia to, among other things, consider and vote upon this Agreement (the "Metromedia Stockholders' Meeting"), and Metromedia shall consult with the Company in connection therewith.

               (d) S-3; S-8. Metromedia shall enter into a registration rights agreement with Samuel Goldwyn, Jr. and, as contemplated thereby, agrees to file and use its best efforts to have declared effective by the SEC a Registration Statement on Form S-3 (the "Form S-3") covering the shares of Metromedia Common Stock to be received by Samuel Goldwyn, Jr. in the Merger. In addition, Metromedia agrees to file a Form S-8 to cover the shares of Metromedia Common Stock to be issued upon exercise of the Company Options (the "Form S-8").

               (e)  DIRECTORS' & OFFICERS' INDEMNIFICATION AND INSURANCE.

                    (i)  For a period of four years after the Effective
Time, Metromedia shall maintain in effect policies of directors' and officers' liability insurance for the Surviving Corporation in substantially the same form with substantially the same terms and conditions as contained in the Company's current policies of directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Time.

                   (ii) From and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties'), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such Subsidiary would have been permitted under applicable law and its certificate of incorporation or by-laws as in effect on the date hereof, to indemnify such person (and the Surviving Corporation shall advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

                  (iii) Any Indemnified Party wishing to claim indemnification under Section 4.3(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), an Indemnified Party may retain counsel satisfactory to him or her, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received. The Surviving Corporation shall use its respective best efforts to assist in the defense of any such matter. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                   (iv) The provisions of this Section 4.3(e) are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          (f) TAX RETURNS. All Tax Returns required to be filed by or with respect to Metromedia and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Tax Returns for which the failure to file would not have a Material Adverse Effect with respect to Metromedia.

          (g) INTERIM FINANCING. Promptly following the execution of this Agreement, Metromedia shall use its best efforts to cause Orion Pictures Corporation or an Affiliate of Orion Pictures Corporation to provide the Company up to $5.5 million of financing in accordance with the terms of that certain letter from Orion Pictures Corporation to the Company dated the date hereof (the "Interim Financing").

          (h) PRODUCTION AND DEVELOPMENT. From and after the Closing Date, Metromedia will provide the Surviving Corporation with a revolving credit facility in the aggregate principal amount of $20,000,000 to be utilized by the Surviving Corporation solely for the production and acquisition (including by way of a negative pick-up) of Motion Picture Product (as hereinafter defined). Motion Picture Product shall mean full-length feature films with budgeted negative costs (including all costs customarily included in connection with the preparation, production and completion, both above-the-line and below-the-line, of such product) not in excess of $5,000,000 (provided that one film per fiscal year may have a budgeted negative cost not in excess of $7,000,000) which is, (i) with respect to Motion Picture Product produced by the Surviving Corporation, approved in advance by the Office of the Chairman of Metromedia and (ii) with respect to Motion Picture Product acquired by the Surviving Corporation, is either approved in advance or is a feature film included in an acquisition plan or acquisition strategy for a film festival or similar event the acquisition costs of which were pre-approved by the Office of the Chairman of Metromedia. In addition, Metromedia will provide the Surviving Corporation with a revolving development fund for the development of Motion Picture Product which will not exceed at any time $1,000,000 for the one year period from the Effective Time to the first anniversary of the Effective Time, increasing by $250,000 per year thereafter to a maximum of $2,000,000. As projects are "greenlighted" by Metromedia, the amount of development costs for such Motion Picture Product shall be included in the budgeted negative cost for such project and the amount of the Surviving Corporation's development fund shall be increased (up to the applicable maximum amount) by the amount of such development costs that become included in the budgeted negative costs for projects. In addition, the Surviving Corporation may expend amounts for the development of television product (other than deficit-financed television product) as such amounts are approved by the Office of the Chairman of Metromedia.


                          ARTICLE 5

                    CONDITIONS PRECEDENT

          Section 5.1 CONDITIONS TO THE OBLIGATIONS OF METROMEDIA AND THE COMPANY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of a majority of the votes that the holders of each of the outstanding shares of Metromedia Common Stock and the Company Common Stock, respectively, are entitled to cast; PROVIDED, THAT, to the extent Metromedia determines in good faith upon the advice of counsel to Metromedia that the approval by Metromedia's stockholders of the Merger and the transactions contemplated by this Agreement is not required under applicable law or the rules and regulations of the AMEX, Metromedia may unilaterally waive the condition regarding approval by Metromedia's stockholders of the Merger and the transactions contemplated by this Agreement.

               (b) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (c) BLUE SKY LAWS. Metromedia shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the shares of Metromedia Common Stock.

               (d) LISTING. The Metromedia Common Stock to be issued in the Merger pursuant to this Agreement shall have been authorized for listing on the AMEX or any other national securities exchange or automated quotation system approved by Metromedia and the Company, in each case, subject to official notice of issuance.

               (e) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") restraining or preventing the consummation of the Merger or subjecting any party or any of its Affiliates to substantial damages as a result of the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the party invoking this condition shall have used reasonable best efforts to have vacated such Injunction.

               (f) HSR ACT. All HSR Act waiting periods shall have expired or been terminated.

               (g) GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in the Metromedia Disclosure Schedule and/or the Company Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Metromedia and the Company will have been made or obtained (as the case may be).

               (h) THE COMPANY REQUIRED CONSENTS. The Company Required Consents shall have been obtained and be in full force and effect, except for those the failure to obtain which would not have a Material Adverse Effect with respect to the Company and its Subsidiaries (and Metromedia shall have received evidence thereof reasonably satisfactory to it).

               (i) METROMEDIA REQUIRED CONSENTS. The Metromedia Required Consents shall have been obtained and be in full force and effect, except for those the failure to obtain which would not have a Material Adverse Effect with respect to Metromedia and its Subsidiaries (and the Company shall have received evidence thereof reasonably satisfactory to it).

               (j) EMPLOYMENT AGREEMENT. The Surviving Corporation shall have entered into an employment agreement with Samuel Goldwyn, Jr. having the principal terms set forth in that certain letter dated as of the date hereof from Metromedia to Mr. Goldwyn.

               (k) CREDIT AGREEMENT. All amounts outstanding under the Credit Agreement (or any refinancing, renewal or extension thereof) shall have been repaid or refinanced in full.

               (l) INTERIM FINANCING. The Interim Financing shall have been provided in the manner specified in the Financing and Distribution Agreement.

          Section 5.2 CONDITIONS TO THE OBLIGATIONS OF METROMEDIA. The obligations of Metromedia under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Metromedia and any one of more of which may be expressly waived by Metromedia, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date). Metromedia shall have received a certificate dated the Closing Date signed by an executive officer of the Company certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date. Metromedia shall have received a certificate dated the Closing Date signed by an executive officer of the Company certifying to the fulfillment of this condition.

               (c) NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, no change or event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company.

               (d) OPINIONS OF COUNSEL. Metromedia shall have received the opinion of Rosenfeld, Meyer & Susman, L.L.P. dated the Effective Time substantially in the form of Exhibit D hereto.

               (e) FAIRNESS OPINIONS. Metromedia shall have received the opinion of DLJ, as of the date determined by the Board of Directors of Metromedia in connection with the approval of this Agreement and as of the date the Proxy Statement is mailed to Metromedia stockholders, to the effect that the Merger is fair to the Metromedia stockholders from a financial point of view, which opinion shall not have been amended, modified or withdrawn.

               (f) AFFILIATE LETTERS. Metromedia shall have received the Affiliate Letters executed by each Company Affiliate.

               (g) DISTRIBUTION AGREEMENT. The agreement between the Company and the Trust relating to the distribution of the Samuel Goldwyn Classics Library shall have been amended and restated in a manner satisfactory to Metromedia containing the principal terms set forth on Exhibit E hereto.

               (h) TRADEMARK LICENSE. The license agreement between the Company and Samuel Goldwyn, Jr. relating to the use of certain trademarks shall have been amended and restated in a manner satisfactory to Metromedia containing the principal terms set forth on Exhibit F hereto.

               (i) OPTION AGREEMENT. The Option Agreement dated as of April 13, 1993 shall have been amended in a manner satisfactory to Metromedia with the principal terms set forth on Exhibit G hereto.

               (j) CERTAIN AGREEMENT. Metromedia shall be satisfied as to the matters referred to in that certain side letter dated the date hereof between the Company and Metromedia.

               (k) CERTAIN ASSETS. The assets of Productions and Nightlife financed by the Company or otherwise relating to the Company's operations shall have been transferred to the Surviving Corporation or another entity in a manner satisfactory to Metromedia.

               (l) EMPLOYMENT AGREEMENT. The Surviving Corporation shall have entered into an employment agreement with Meyer Gottlieb in form and substance satisfactory to the parties thereto.

               (m) OTHER INDEBTEDNESS. The maturity date for all amounts outstanding under the Loan and Security Agreement dated as of April 2, 1994 by and between Perez Productions Limited and Banque Paribas Los Angeles Agency, as amended, shall have been extended beyond the Effective Time.

          Section 5.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of the Company and any one or more of which may be expressly waived by the Company, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Metromedia contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). The Company shall have received a certificate dated the Closing Date signed by an executive officer of Metromedia certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. Metromedia shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. The Company shall have received a certificate dated the Closing Date signed by an executive officer of Metromedia certifying to the fulfillment of this condition.

               (c) FAIRNESS OPINION. The Company shall have received the opinion of Furman, Selz, L.L.C., as of the date the Board of Directors of the Company approves this Agreement and as of the date the Proxy Statement is mailed to the Company's stockholders, to the effect that the Merger Consideration is fair to the Company's stockholders from a financial point of view, which opinion shall not have been amended, modified or withdrawn.

               (d) NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, no change or event shall have occurred which has had or could reasonably be expected to have Material Adverse Effect with respect to Metromedia.

               (e) LEGAL OPINIONS. The Company shall have received (i) the opinion of Paul, Weiss, Rifkind, Wharton & Garrison dated the Effective Time substantially in the form of Exhibit H hereto and (ii) the opinion of Rosenfeld, Meyer & Susman, LLP to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               (f) FORMS S-3 AND S-8. The Form S-3 and Form S-8 shall have been declared effective by the SEC.


                          ARTICLE 6

                  TERMINATION AND AMENDMENT

          Section 6.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time whether before or after approval by the stockholders of Metromedia or the Company:

               (a) by mutual written consent of Metromedia and the Company;

               (b) by either Metromedia or the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Metromedia, on the other hand, as the case may be, set forth in this Agreement which breach, if not a wilful breach, has not been cured within ten (10) Business Days following receipt by the breaching party of notice of such breach;

               (c) by either Metromedia or the Company if the Merger shall not have been consummated before the Termination Date (or such later date as may be agreed to by Metromedia and the Company); PROVIDED, HOWEVER, that neither party may terminate this Agreement under this
Section 6.1(c) if the failure has been caused by such party's material breach of this Agreement;

               (d) by either Metromedia or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders' Meeting;

               (e) by either Metromedia or the Company, if (i) the Board of Directors of the Company shall, modify or change the Recommendation in a manner adverse to Metromedia or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Transaction Proposal;
(iii) a tender offer (including a self-tender offer) or exchange offer for shares of capital stock of the Company, which would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 50% of the outstanding shares of any class of capital stock of the Company, is commenced, and the Board of

Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 50% of the then outstanding shares of any class of capital stock of the Company;

               (f) by either Metromedia or the Company if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of Metromedia at the Metromedia Stockholders' Meeting; or

               (g) by Metromedia or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          Section 6.2 EFFECT OF TERMINATION. In the event this Agreement is terminated and the Merger abandoned pursuant to Section 6.1, all further obligations of the parties hereunder shall terminate except that the obligations set forth in Sections 4.1(a) and 4.1(b), this
Section 6.2 and Section 7.5 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful or knowing failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.


                          ARTICLE 7

                     GENERAL PROVISIONS

          Section 7.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section:

               (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

               (b) "Agent" means, with respect to any Person, such Person's officers, directors, employees, attor-neys, accountants, investment bankers, financial advisors or other representatives or agents.

               (c) "Business Day" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the AMEX is closed.

               (d) "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether on-balance sheet or off-balance sheet); (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person as lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (iv) all obligations, contingent or otherwise, of such Person under banker's acceptance, letter of credit or similar facilities; (v) all Debt of others referred to in clauses (i) through (iv) above guaranteed directly or indirectly in any manner by such Person; and (vi) all Debt of others referred to in clauses (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

               (e) "Governmental Entity" means any foreign, federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality.

               (f) "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the business, assets, properties, operations or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole or adversely affects the ability of such Person to consummate the transactions contemplated by this Agreement in any material respect.

               (g) "Person" means any individual, corporation, partnership, firm, group (as such term is used in Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

               (h)  "SEC" means the Securities and Exchange Commission.

               (i) "Significant Subsidiary" shall have the meaning ascribed to such term in Section 1-02(v) of

Regulation S-X under the Securities Act and, shall include, with respect to Metromedia, SGC Mergerco.

               (j) "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

               (k)  "Termination Date" shall mean September 30, 1996.

          Section 7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               (a)  If to the Company, to:

                    The Samuel Goldwyn Company
                    10203 Santa Monica Boulevard
                    Los Angeles, California 90067
                    Attention:  Meyer Gottlieb
                    Facsimile:  (310) 284-8493

                    with a copy to:

                    Rosenfeld, Meyer & Susman, LLP
                    9601 Wilshire Boulevard
                    Beverly Hills, California 90210
                    Attention:  Mel Ziontz, Esq.
                    Facsimile:  (310) 271-6430

               (b)  If to Metromedia or SGC Mergerco,
                    to:

                    Metromedia International Group, Inc.
                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, New Jersey  07073
                    Attention:  Arnold L. Wadler, Esq.
                    Facsimile:  (201) 531-2803
                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Attention: James M. Dubin, Esq.
                    Facsimile:  (212) 757-3990

          Section 7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Dollar amounts referred to in this Agreement shall not be deemed to establish any standard of materiality.

          Section 7.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 7.5  EXPENSES AND OTHER PAYMENTS.

               (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Agents.

               (b) The Company agrees that if this Agreement shall be terminated pursuant to:

               (i)  Section 6.1(e); or

              (ii) (A) Section 6.1(b) and such termination is the result of a material breach by the Company of any covenant, representation or warranty contained herein which is not cured and (B) within six months after the date of termination of this Agreement, a Business Combination (as hereinafter defined) shall have occurred or the Company shall have entered into a definitive agreement providing for a Business Combination;

          then the Company shall pay to Metromedia an amount equal to $3 million plus the reimbursement of all of Metromedia's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses.

          In addition, (i) if this Agreement is terminated by Metromedia pursuant to Section 6.1(b), the Company shall reimburse all of Metromedia's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger or (ii) if this Agreement is terminated by the Company pursuant to
Section 6.1(b), Metromedia shall reimburse all of the Company's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger.

               (c) Any payment required to be made pursuant to Section 7.5(b) shall be made as promptly as practicable but not later than two Business Days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Metromedia, except that any payment to be made as the result of an event described in Section 7.5(b)(ii) shall be made as promptly as practicable but not later than two Business Days after the earlier to occur of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

               (d) For purposes of this Section 7.5, the term "Business Combination" shall mean (i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company; (ii) a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by any Person or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of "beneficial ownership" of 50% or more of Company Common Stock whether by tender offer or exchange offer or otherwise.

          Section 7.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 7.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) other than Section 7.6 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 7.8 REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of the parties made in this Agreement or in any instrument delivered hereunder shall survive the Closing.

          Section 7.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          Section 7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                             METROMEDIA INTERNATIONAL
                               GROUP, INC.


                             By:  /S/ JOHN D. PHILLIPS
                                ---------------------------
                                Name:  John D. Phillips
                                Title: President


                             SGC MERGER CORP.




                             By:  /S/ JOHN D. PHILLIPS
                                ---------------------------
                                Name:  John D. Phillips
                                Title: President


                             THE SAMUEL GOLDWYN COMPANY


                             By:  /S/ MEYER GOTTLIEB
                                ---------------------------
                                Name:  Meyer Gottlieb
                                Title: President

                                                   EXHIBIT A


                      VOTING AGREEMENT

          VOTING   AGREEMENT,   dated   as  of  January 31,  1996  (this
"Agreement"),  between  THE  SAMUEL  GOLDWYN,   JR.   FAMILY  TRUST  (the
"Stockholder"), and METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Metromedia").

          WHEREAS, The Samuel Goldwyn Company, a Delaware corporation (the "Company"), and Metromedia propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, the merger of a wholly-owned subsidiary of Metromedia with and into the Company (the "Merger");

          WHEREAS, as of the date hereof, the Stockholder owns (i) 5,111,261 shares of Common Stock, par value $.20 per share, of the Company ("Company Common Stock").

          WHEREAS, as a condition to the willingness of Metromedia to enter into the Merger Agreement, Metromedia has required that the Stockholder agree, and in order to induce Metromedia to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the shares of Company Common Stock now owned and which may hereafter be acquired by the Stockholder (the "Shares").

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                         ARTICLE I.

          Section 1.1  VOTING  AGREEMENT.   The  Stockholder hereby agrees
that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Stockholder shall vote the
Shares: (a) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's
obligations  under   the  Merger  Agreement  not  being  fulfilled.   The
Stockholder acknowledges  receipt  and  review  of  a  copy of the Merger
Agreement.

                              ARTICLE II.
      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

          The Stockholder hereby represents and warrants to Metromedia as follows:

          Section   2.1   AUTHORITY  RELATIVE  TO  THIS  AGREEMENT.    The
Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of
the  transactions   contemplated   hereby  have  been  duly  and  validly
authorized by the Stockholder, and no  other  proceedings  on the part of
the  Stockholder  are  necessary  to  authorize  this  Agreement  or   to
consummate  such  transactions.  This Agreement has been duly and validly
executed  and  delivered   by  the  Stockholder  and,  assuming  the  due
authorization, execution and delivery by Metromedia, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the
Stockholder  in  accordance  with   its   terms   except  to  the  extent
enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

          Section 2.2 NO CONFLICT. (a) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate the organizational documents of the Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Shares are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

               (b) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as such term is defined in the Merger Agreement) except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

          Section 2.3 TITLE TO THE SHARES. As of the date hereof, the Stockholder is the record and beneficial owner of 5,111,261 shares of Company Common Stock. Such Shares are all the securities of the Company owned, either of record or beneficially, by the Stockholder. The Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreement, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                        ARTICLE III.

                Covenants of the Stockholder

          Section 3.1 NO INCONSISTENT AGREEMENT. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

          Section 3.2 TRANSFER OF TITLE. The Stockholder hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.


                         ARTICLE IV.

                        Miscellaneous

          Section 4.1 TERMINATION. This Agreement shall terminate upon the termination of the Merger Agreement.

          Section 4.2  SPECIFIC  PERFORMANCE.   The parties hereto agree
that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 4.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Metromedia and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Metromedia and the Stockholder with respect to the subject matter hereof.

          Section 4.4  AMENDMENT.   This  Agreement  may  not  be  amended
except by an instrument in writing signed by the parties hereto.

          Section 4.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

          Section 4.6  GOVERNING  LAW.   This  Agreement shall be governed
by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          IN WITNESS WHEREOF, the Stockholder and Metromedia have caused this Agreement to be duly executed on the date hereof.

                    THE SAMUEL GOLDWYN, JR. FAMILY TRUST


                    By: /S/ Samuel Goldwyn, Jr.
                       ----------------------------------
                       Name:   Samuel Goldwyn, Jr.
                       Title:  Trustee

                    METROMEDIA INTERNATIONAL GROUP, INC.


                    By: /S/ John D. Phillips
                       ----------------------------------
                       Name: John D. Phillips
                       Title: President

                                                                Exhibit D



            Opinion of Counsel to The Samuel Goldwyn Company
                             (the "Company")



Opinion of Counsel of Rosenfeld, Meyer & Susmann, Counsel to the Company, shall cover the following matters, subject to customary exceptions and limitations:


          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the execution, delivery and performance (including consummation of the Merger) by the Company of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of the Company. The Merger Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.{1}

          3. The execution, delivery and performance by the Company of the Merger Agreement does not violate or result in a breach of or default under (i) any provision of its certificate of incorporation or by-laws or any law or regulation of the State of California or the United States or any provision of the General Corporation Law of the State of Delaware,
(ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon the Company or to which the Company is subject, or
(iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which the Company is a party or to which the Company is bound.

          4. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section
1.3 of the Merger Agreement, the Merger will be effective in accordance with the terms of the Certificate of Merger.

**FOOTNOTES**

{1/}Enforceability opinion may be covered by opinion delivered by Delaware Counsel.

                                                   EXHIBIT E



                   DISTRIBUTION AGREEMENT


          THIS DISTRIBUTION AGREEMENT (the "Agreement") is dated ___________, 1996 and it amends and restates in its entirety a Distribution Services Agreement dated as of December 1, 1979, as amended to the date hereof by and between THE SAMUEL GOLDWYN, JR. FAMILY TRUST, 10203 Santa Monica Boulevard, Suite 500, Los Angeles, California 90067-6403 ("Owner") and THE SAMUEL GOLDWYN COMPANY, 10203 Santa Monica Boulevard, Suite 500, Los Angeles, California 90067-6403 ("Licensee") with regard to the following subject matter:

          A.   PICTURES:   The  "Pictures"  are  the  75  feature  motion
pictures named in Exhibit A attached hereto and by this reference incorporated herein and made a part hereof.

          B. MEDIA: All media of every kind and nature, whether or not now known (the "Media"). The scope of Licensee's license hereunder shall encompass, but shall not be limited to, theatrical and non-theatrical rights, all forms of television rights including standard and non-standard free television and pay television rights, the right to use film, tape, wire, discs and/or any other means, methods, modes or devices, known or hereafter conceived or created, of any and all gauges, the right to project, exhibit, reproduce, broadcast, transmit and perform the Pictures and prints and trailers thereof by means of projection devices, television, audio-visual cartridges, cassettes and discs, and by any other technological, mechanical and/or electronic means, methods, modes or devices, whether now known or hereafter conceived or created, music publishing and soundtrack rights and all merchandising rights relating to the Pictures, to the full extent that Owner now has or may hereafter acquire such rights.

          C.   TERRITORY:  The entire universe (the "Territory").

          D. TERM: The term of this Agreement (the "Term") shall commence as of December 1, 1979 and continue without interruption until the end of the day on December 31, 2020, subject to the sell-off period set forth in Section 8(b) hereof. Following the end of the Term, Licensee shall have the rights of first negotiation and first and last refusal set forth in Section 8 hereof.

          E. FILM MATERIALS: The "Film Materials" are all of the picture and sound "master materials" relating to the Pictures (including, without limitation, picture negative and preprint materials) which are owned or controlled by

Owner and from which the prints, video tapes and other materials actually used in the exploitation of the Pictures are processed and manufactured as set forth on the Delivery Schedule set forth on Exhibit B hereto.

          In   consideration   of   their  respective   representa-tions,
warranties and promises set forth below, Owner and Licensee hereby agree as follows:

          1. RIGHTS GRANTED. Subject to all of the provisions hereof, Owner hereby grants to Licensee the sole and exclusive right and license under copyright for the distribution, licensing and other exploitation of the Pictures (including, for all purposes of this Agreement, all of the parts and elements thereof), in any and all versions and languages, during the entire Term in all of the Media throughout the Territory. Owner shall retain all remake and sequel rights in the Pictures, PROVIDED, THAT Licensee shall have (i) an exclusive right of first refusal to produce any remakes or sequels of any of the Pictures which Owner proposes in its sole discretion to produce during the Term (which rights must be expressly waived in writing by the Licensee) and (ii) the right to act as Owner's sole and exclusive agent and representative for the distribution, licensing and other exploitation of any such remake or sequel rights during the Term in all of the Media throughout the Territory which Owner proposes in its sole discretion to exploit; PROVIDED, THAT, if Mr. Samuel Goldwyn, Jr. no longer serves as Chairman of the Licensee other than as a result of his termination by Licensee for "cause" (as defined in the Employment Agreement dated the date hereof between Licensee and Mr. Goldwyn), the Licensee's rights set forth in clauses (i) and (ii) above shall terminate; PROVIDED, FURTHER, that if Mr. Goldwyn is terminated as Chairman of the Licensee for "cause", Licensee's rights set forth in clauses (i) and (ii) above shall terminate on the seventh anniversary of the date hereof. Owner shall have the right to produce, distribute and exploit a compilation film involving the Pictures.

          2. AGREEMENTS OF LICENSEE. Subject to all of the provisions hereof, Licensee agrees to do the following:

               (a) Account for and pay on Owner's behalf any and all union and guild "residuals," deferments, participations and other sums which may be payable to any third parties in respect of the exploitation of the Pictures during the Term;

               (b) Maintain at all times during the Term the Film Materials in and (where necessary) restore such materials to first class condition, to the extent technically and economically feasible, and to safeguard and protect the same. In this regard, Owner acknowledges and agrees that since many of the Pictures are quite old and since the age of the Pictures is reflected in the less than first class quality of certain of the Film Materials, the archival and restoration work to be done by Licensee hereunder may necessitate the expenditure of substantial funds;

               (c) Licensee may not license any rights in the Pictures for license periods extending beyond the expiration of the Term without the prior written approval of Owner;

               (d) Upon the expiration or earlier termina-tion of the Term, Licensee's license hereunder shall terminate, subject to all of the provisions of Paragraph 8 below;

               (e) Licensee shall not "re-cut," edit or "colorize" any of the Pictures (whether in connection with any restoration work or otherwise) without Owner's prior written consent;

               (f) Licensee shall not use clips from or compilations of the Pictures (without Owner's prior written consent) other than in connection with the publicity, advertising and promotion of the Pictures and in connection with general corporate promotion of Licensee or its affiliates, which shall not require consent;

               (g) Licensee shall use all reasonable efforts to distribute, license and otherwise exploit the Pictures to the fullest possible extent in a manner which is economically beneficial to the Owner during the Term and Licensee shall safeguard the rights of Owner in and to the Pictures; and

               (h) All licenses to affiliated parties shall be on an arm's-length basis.

Licensee hereby agrees that Owner shall at all relevant times have the right to consult fully and meaningfully with Licensee regarding all aspects of the exploitation of the Pictures and Owner shall have the right to approve (which shall not be unreasonably withheld) all costs in excess of $5,000 per Picture incurred in connection with the maintenance and restoration of the Film Materials pursuant to Licensee's license hereunder. Owner shall control the advertising and marketing for each Picture (including the key art and publicity). Licensee shall not, without Owner's prior written approval, license to any third party any of the Pictures together with any motion picture product other than the Pictures. Owner shall have the right to approve the sales and marketing plan for the Pictures, which shall be presented to Owner no less frequently than annually, such approval shall not be unreasonably withheld.

          3.   COMPENSATION.   Subject  to the full performance of all of
Licensee's obligations under this Agreement, Licensee shall be entitled to recoup expenses and commission receipts as set forth below:

               (a) "Gross Receipts" means all monies (including, without limitation, advances and guarantees) which are received by Licensee or any related distribution company of Licensee in United States Dollars in the United States (or outside the United States in freely convertible and remittable currency) from the exploitation of the Pictures during the Term and which are not subject to forfeiture or return.

               (b) "Distribution Expenses" means the aggregate of all direct costs, expenses and charges incurred by Licensee or any of its affiliates during the Term in any connection with the Pictures, the Film Materials or Licensee's license hereunder, including, without limitation, all expenses payable by Licensee pursuant to Section 2(a) hereof, re-use fees and third-party payments, if any, (provided, however, that Distribution Expenses shall not include (i) any general administration overhead of Licensee or its related distribution companies, such as rent and maintenance of Licensee's offices, normal salaries of Licensee's regular employees while working their normal hours in the ordinary course of their employment, any portion of Licensee's corporate income taxes and the like or (ii) the distribution fee of any affiliate of Licensee).

               (c)  Gross Receipts shall be applied as follows:

                    (i) If received prior to the end of the day on December 31, 1996, Licensee shall first retain 35% of all such monies as its distribution fee, and Licensee shall then retain all such monies remaining until it has recouped therefrom all theretofore unrecouped Distribution Expenses;

                   (ii) If received on or after January 1, 1997, Licensee shall first retain 30% of all such monies as its distribution fee, and Licensee shall then retain all such monies remaining until it has recouped therefrom all theretofore unrecouped Distribution Expenses;

                   (iii)Subject to Subsection 3(c)(iv) below, Licensee shall pay to Owner the entire balance of all Gross Receipts ("Owner's Share of Gross Receipts") in accordance with and subject to all of the provisions hereof; and

                   (iv) Licensee and Owner acknowledge and agree that the amounts accrued and payable to the Owner pursuant to this Agreement as of ___________, 1996 is $________ (the "Accrued Participations"). From and after the date hereof, Licensee  shall pay to Owner in each year
the amount of the Owner's Share of Gross Receipts earned by Owner during any such year (the "Earned Participations"); PROVIDED, HOWEVER, that in addition, Licensee shall pay to Owner a minimum of $800,000 per year in respect of the Accrued Participations (the "Minimum Amount") until the amount of the Accrued Participations has been reduced to zero; PROVIDED, FURTHER, that in no event shall Licensee be obligated to pay Owner in any year in respect of the aggregate of the Accrued Participations and the Earned Participations for such year an amount in excess of the Maximum Dollar Amount. The term "Maximum Dollar Amount" shall mean an amount equal to $1,250,000 for the one year period from the date hereof through the first anniversary of the date hereof, $1,350,000 for the one year period from the first anniversary of the date hereof through the second anniversary of the date hereof, $1,450,000 for the one year period from the second anniversary of the date hereof through the third anniversary of the date hereof and $1,500,000 for each of the annual periods from the fourth anniversary of the date hereof through the end of the Term, at which time any accrued but unpaid participation shall be paid. Any Earned Participations not paid because of the Maximum Dollar Amount limitations shall accrue and be deemed to constitute Accrued Participations payable out of the Minimum Amount.

               (d) Notwithstanding anything to the contrary contained herein, if as of the expiration or other termina-tion of this Agreement there should be any Distribution Expenses which Licensee has not recouped in accordance with the foregoing, then upon Licensee's request Owner shall reimburse to Licensee the entire amount thereof.

          4.   BOOKS, RECORDS AND ACCOUNTINGS.

               (a)  Licensee shall maintain  complete  and accurate books of account and records with respect to Gross Receipts, Distribution Expenses and all of the activities of Licensee relating to the Pictures and Film Materials, including (as the case may be) the advertisement, promotion, exploitation, maintenance and restoration thereof. If Licensee receives any sums in any currency other than United States
Dollars, which sums are otherwise Gross Receipts, then Licensee shall convert such sums to United States Dollars and take such United States Dollars into Gross Receipts hereunder as soon as shall be reasonably practicable. Licensee shall account to Owner, by means of a written statement delivered to Owner within 60 days after the end of each calendar quarter, with respect to Gross Receipts, Distribution Expenses, Licensee's distribution fee and the calculation of the amount of Owner's Share of Gross Receipts. Gross Receipts which are payable to Owner hereunder, and a pro rata portion of the Minimum Amount, shall be paid concurrently with the delivery to Owner of such accounting statement.

               (b) Owner shall have the right to audit, at Owner's sole cost and expense, the books and records of Licensee upon which accountings to Owner hereunder are based. Audits hereunder may be conducted only by a certi-fied public accountant, upon reasonable advance notice, during regular business hours and in a manner so as not to interfere with Licensee's normal business activities and no such audit shall continue for a period longer than in rea-sonably necessary to complete the same. Audits hereunder may not be conducted more frequently than once annually and the same books and records may not be audited more than once. In no event may an audit with respect to any particular accounting be commenced later than 24 months after delivery to Owner of the statement thereof and, moreover, each accounting statement delivered to Owner hereunder shall be conclusive and binding upon Owner and Owner's successors and assigns for all purposes, and shall not be subject to objection for any reason whatever, unless a written objec-tion to such statement (specifying in reasonable detail the grounds for objecting thereto) is delivered to Licensee within 24 months after delivery to Owner of the statement involved and, then, unless a lawsuit based thereupon is filed within 12 months after delivery of such objection to Licensee. If cumulative figures are included in any accounting statement delivered hereunder, such statement shall nonetheless be deemed for purposes of the foregoing to include only current figures (i.e., those for the most recent quarterly period covered by the statement) and the "limitations period" for commencing any audit or objecting to any statement hereunder shall not be enlarged or extended by reason thereof. A true copy of any final audit report shall be delivered to Licensee if and when Owner shall determine, on the basis of such report, to object to any accounting hereunder.

               (c) The Pictures shall be fully "crosscollateralized," each against all of the others, for purposes of accountings hereunder. Accordingly, all of the Pictures shall comprise a single accounting unit and Gross Receipts attributable to any particular one of the Pictures may be applied toward recoupment of Distribution Expenses relating to the same motion picture and/or any of the other motion pictures included in the Pictures.

          5.   OWNERSHIP AND FURTHER ACTS.

               (a) Subject to the rights granted hereunder, all rights, title and interest in and to the Pictures (including the copyrights therein and in any remakes or sequels thereto) and Film Materials are and shall remain the sole and exclusive property of Owner. Owner shall, however,  execute,  acknowledge  and  deliver  to  Licensee  an Exclusive

License in the form of Exhibit C attached hereto and by this reference incorporated herein and made a part hereof, which instrument Licensee may file in the United States Copyright Office to evidence the grant to the Licensee of the rights herein granted to it. In addition, Owner agrees, at its option, to either (i) make physical delivery of the Film Materials to such delivery locations as Licensee may designate, or (ii) make available by a fully executed irrevocable access letter (the "Access Letter") substantially similar in substance to the letter attached hereto as Exhibit D and incorporated herein, at one or more delivery locations as Licensee shall designate, the Film Materials in accordance with the Delivery Schedule.

               (b) Licensee shall promptly take all reasonable legal steps necessary to protect the rights and interests of Owner with respect to the Pictures and Film Materials and to restrain (and otherwise obtain appropriate redress for) any unauthorized duplication of or other dealings in any of the Pictures or Film Materials or any infringement upon any of the Pictures or the materials relating thereto or any of the trademarks, copyrights or other proprietary rights in or to the Pictures and such related materials. Licensee may prosecute any of the aforesaid actions in its own name and/or the name of Owner and Owner shall be free to participate therein at Owner's own cost and expense by means of counsel retained by Owner. Any and all costs and expenses incurred by Licensee or any of its related companies in connection with any of the actions referred to in this paragraph shall be included in Distribution Expenses and any and all recoveries therein shall be included in Gross Receipts hereunder. In addition, Licensee agrees to cause Owner to be named as an additional insured on Licensee's errors and omissions policy.

               (c) Owner and Licensee shall each, at the reasonable request of the other, execute, acknowledge and deliver such additional documents and furnish such additional information and materials and otherwise perform such further acts as may be reasonably necessary or desirable to further evidence, maintain, perfect and/or protect the respective rights and interests of the parties hereunder and otherwise carry out the intents and purposes of this Agreement. If Owner should fail to execute, acknowledge or deliver any additional document as aforesaid, then Licensee shall be and is hereby authorized to do so in the name and on behalf of Owner as Owner's attorney-in-fact, which authority given to Licensee is a power coupled with an interest and therefore irrevocable. Likewise, if Licensee should fail to execute, acknowledge or deliver any additional document as aforesaid, then Owner shall be and is hereby given a similar irrevocable power of attorney to do so in Licensee's name and on Licensee's behalf.

          6.   REPRESENTATIONS AND WARRANTIES.

               (a)  Owner represents and warrants to Licensee as follows:

                    (i) Owner has full right, power and authority to enter into and fully perform this Agreement and to grant, sell, assign, transfer and convey to Licensee all of the rights and privileges herein granted and to be granted to Licensee hereunder.

                   (ii) Owner owns and controls all rights in and to the Pictures required for the full and complete exercise and enjoyment of all rights, licenses and privileges granted and agreed to be granted to Licensee hereunder.

                  (iii) Except as specified in Schedule 6 hereto, Owner has not heretofore sold, assigned, licensed or granted to any person any rights with respect to the Pictures in the Territory.

                   (iv) None of the Pictures nor any part or element thereof, nor the lawful exercise of any of the rights granted to Licensee herein, violates, will violate, infringes or will infringe any right of privacy or publicity, copyright of trademark, constitute defamatory, obscene or unlawful matter, or otherwise violate or infringe any right of any kind of any person.

                  (v) Except as set forth on Schedule 6(a)(v) hereof, none of the Pictures are in the public domain in the United States. Owner will not take any action which will allow any of the Pictures to fall into the public domain in the United States during the period of copyright protection afforded under the United States Copyright Act. Each of the Pictures as delivered will contain the copyright notices required under the United States Copyright Act.

                   (vi) Except as set forth on Schedule 6(a)(vi) hereof, Owner has obtained or will have obtained prior to delivery of the Pictures, at its sole cost and expense, all music clearances, including, without limi-tation, synchronization and master use licenses, necessary for the exploitation of the use of the music and/or lyrics contained in the Pictures. Notwithstanding the foregoing, the performing rights to all musical compositions contained in the Pictures are: (a) controlled by the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI) or similar organizations or (b) in the public domain the Territory or (c) controlled by Owner.

                   (vii) There is not now and will not be any lien, encumbrance, litigation, proceeding or claim pending or threatened against Owner which are caused by Owner and which will adversely affect Owner's rights in and to the Pictures, the copyrights pertaining thereto or the rights granted to Licensee hereunder. Owner promptly shall notify Licensee upon the institution of any litigation, proceeding or claim which materially adversely affects Owner's rights in and to the Pictures, the copyrights pertaining thereto or the rights granted to Licensee hereunder.

               (b) Licensee represents and warrants that Licensee has the right, power and authority to enter into and perform this Agreement; that neither the execution of this Agreement nor the performance thereof shall violate any other agreement to which Licensee is a party; and that no advertising or publicity materials, dubbed or subtitled versions of the Pictures or any other materials created by or under Licensee's authority shall give rise to any adverse claim with respect to any rights (including, without limitation any copyright, trademark, trade name, contract or private rights) of any person or entity.

          7. INDEMNITY. Each party agrees, at its own expense, to defend, indemnify and hold harmless the other party from and against any and all charges, claims, loss, damages, liability, expense, costs, penalties, reasonable attorneys' fees actually paid, of any kind or nature whatsoever arising out of a breach or failure of any of the covenants, agreements, obligations or representations made hereunder. The indemnitor shall have the right to control the defense of any claim, action or other proceeding which may involve its indemnity with counsel of its choice. The indemnitee shall have the right to participate in the defense of any such claim, action or other proceeding with counsel of its choice. There shall be no settlement of any claim, action or other proceeding for which indemnity may be sought without the prior written approval of the indemnitor. The indemnity contained herein shall extend also to the parents, subsidiaries, affiliates, permitted licensees, permitted assigns, successors, and representatives of the indemnities and to the employees, officers, directors, agents, representative, attorneys and shareholders of each of them.

          8.   BREACH AND TERMINATION.

               (a) Each of the following shall constitute a material breach of this Agreement by Licensee entitling Owner (in addition to all of the other rights and remedies of Owner in the circumstances) to terminate this Agreement and Licensee's license hereunder by notice given to Licensee:

                 (i) Licensee's or any of its affiliates' ceasing to engage in the business of motion picture distribution for a continuous period of 30 or more days;

                (ii) Licensee's failure to pay any sum due to Owner (and not disputed in good faith) as and when required hereunder if not cured within 10 days after notice thereof given by Owner; and

               (iii) Licensee's failure within 30 days after receipt of written demand by Owner to remedy completely any other act or failure constituting a material breach of this Agreement.

               (b) From and after the expiration or earlier termination of this Agreement, Licensee shall have the non-exclusive right during the one year period following such expiration or early termination (the "Sell Off Period") to dispose of its entire inventory of video cassettes, videograms or other related materials manufactured or produced utilizing the rights granted to Licensee hereunder and Licensee shall account to and pay to Owner amounts owing to Owner on account of such sales in accordance with the terms of this Agreement. During the Sell Off Period, Licensee shall not dispose of its inventory of video cassettes, videograms or other related materials outside of distribution channels in which Licensee was selling such products prior to the expiration or earlier termination of this Agreement or with a change in pricing policy outside the ordinary course of business. In addition, Licensee hereby grants to Owner following the expiration or earlier termination of this Agreement, the option to acquire all of Licensee's inventory of video cassettes, videograms or other related materials at Licensee's cost for such product.

               (c) In the event Licensee desires to negotiate for an extension of the Term, it shall provide written notice of such desire to the Owner no less than two years prior to the end of the Term, with such negotiations to continue up to one year (or if longer, up to the date one year prior to the end of the Term). In the event such negotiations do not result in an agreement between Licensee and the Owner, the Licensee shall have the following rights of first and last refusal: if the Owner desires to accept an offer to license distribution of any of the Pictures, Owner shall give Licensee written notice and Licensee shall be entitled to make Owner an offer in reasonable detail to distribute any such Pictures. Owner may accept such offer in its discretion. If Owner rejects such Offer, Owner may for a 60-day period negotiate with a third party for the right to distribute such Pictures on terms which are more favorable to Owner than those offered by Licensee. If Owner desires to accept such third party offer, it shall give Licensee written notice specifying the material terms and conditions of such proposed license agreement (the "Offer

Terms"). If Licensee then desires to enter into a proposed licensing agreement on the Offer Terms, Licensee shall so notify Owner within 10 business days after receipt of the Offer Notice, and the parties
shall thereon use  their  reasonable   commercial  efforts to enter into
a definitive agreement for such distribution on mutually acceptable terms within 30 days following Licensee's response to Owner. If no definitive agreement is reached within the 30-day period, Owner shall have the right to enter into a licensing agreement with a third party within 60 days thereafter on terms and conditions no less favorable to Owner than the Offer Terms. If no agreement is reached within such 60 day period has expired, Owner shall be obligated to deliver the notices required hereunder and comply with the provisions of this Section. Owner may not enter into any agreement for the exploitation of any Pictures without having complied with the provisions of this Section.

          9.   AGREEMENT  OF  OWNER.  Owner agrees and acknowledges that:
(i) the Pictures are works of authorship protected under Title 17 of the United States Code and are intended to constitute, and do constitute, "intellectual property" within the meaning of sections 101(56)(E) and 365(n) of Title 11 of the United States Code (the "Bankruptcy Code");
(ii) the rights of Licensee hereunder are "rights to intellectual property" within the meaning of such sections; and (iii) the obligations of Owner set forth in this Agreement shall continue in full force and effect, in circumstances described in subsections (3) and (4) of such section 365(n) of the Bankruptcy Code.

          10. NOTICES. All notices required or desired to be given hereunder shall be in writing and shall be transmitted by either personal delivery, prepaid telegram, cable or telex, prepaid air mail, telecopy or telefax or prepaid messenger or courier service. Owner's and Licensee's respective addresses for notices shall be as set forth above. Either party may change its address for notices by so advising the other party in writing. All notices shall be deemed given when received. Courtesy copies of all notices to Owner shall be sent to Kenneth Meyer, Sinclair Tenenbaum Olesiuk & Emanuel, 9348 Civic Center Drive, Beverly Hills, CA 90210, Facsimile: (310) 777-7778.

          11. ASSIGNMENT. Owner may assign this Agreement to any person or entity acquiring all or substantially all of Owner's rights in and to the Pictures but not otherwise without Licensee's written consent. Licensee may assign this Agreement without Owner's consent to an affiliate of Licensee.

          12. FORCE MAJEURE. Notwithstanding anything to the contrary contained herein, neither Licensee nor Owner shall be liable in damages for any failure to perform hereunder if such failure is due to any cause beyond such party's  control, including but not limited to fire, earth-quake, flood,
epidemic,   accident,   explosion,   casualty,  strike,  lockout,  labor
controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God, passage of any governmental ordinance or law, issuance of any executive or judicial order, failure or delay by any laboratory, failure (without the fault of such party) to obtain materials, transportation, power or any other essential thing required in the conduct of such party's business and all similar causes.

          13. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to create or evidence a joint venture or partnership relationship between the parties hereto. This Agreement is not for the benefit of any third party and shall not be deemed to create or evidence any right or remedy of any such party, whether referred to herein or not. Neither of the parties hereto shall hold itself out contrary to the provisions of this paragraph.

          14. WAIVER. No waiver by either of the parties hereto of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same provision or any breach of any other provision hereof and no waiver shall be effective unless made in writing and, then, only to the extent specifically set forth. The exercise of any rights granted to either party hereunder shall not operate as a waiver of any default or breach on the part of the other party hereto. Each and all of the several rights and remedies of the parties hereto (whether at law, in equity, as provided herein or otherwise) shall be construed as cumulative and no one of them as exclusive of the others or of any priority allowed by law.

          15. SEVERABILITY. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any statute, law or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement affected shall be curtailed and limited only to the minimum extent necessary to bring this Agreement within the applicable legal requirements.

          16.  CAPTIONS.    Captions  and  paragraph  headings  contained
herein are for convenience only and shall not be considered for any purpose in interpreting or construing this Agreement.

          17. APPLICABLE LAW, JURISDICTION AND SERVICE OF PROCESS. This Agreement is entered into pursuant to the laws of the State of California and shall be interpreted in accordance with the laws applicable to agreements entered into and wholly performed therein. Owner and Licensee each hereby irrevocably consents to the jurisdiction of the State and Federal Courts in the County of Los Angeles with respect to any matter, claim or controversy relating to this Agreement or the Pictures or Film Materials and each hereby agrees that process in any action relating thereto may be served by registered or certified mail, return receipt requested, in addition to any other means permitted by applicable law. This Agreement shall be binding upon and inure to the benefit of the parties hereto as well as their respective heirs, executors, successors and assigns.

          18. MODIFICATION. This Agreement, including all of the exhibits made a part hereof, is complete and consti-tutes the entire agreement between the parties regarding the subject matter hereof, any and all prior understanding (whether oral or written) having been superseded hereby. No officer, employee or representative of either party has any authority to make any representation or promise in connec-tion with this Agreement or the subject matter hereof which is not contained herein and each party acknowledges that it has not executed this Agreement in reliance upon any such representation or promise. No purported modification of or amendment to this Agreement shall be effective unless made in a writing signed by Licensee and Owner.

          19.  GUARANTY.   Metromedia  International  Group,  Inc. hereby
agrees to guarantee all of Licensee's obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement an of the day and year first written above.

                         SAMUEL GOLDWYN, JR. FAMILY TRUST("Owner")


                         By:  ___________________________

                         Its: ___________________________



                         THE SAMUEL GOLDWYN COMPANY
                         ("Licensee")


                         By:  ___________________________

                         Its: ___________________________



Accepted and agreed as
to paragraph 19 only:

METROMEDIA INTERNATIONAL GROUP, INC.


By:

Its:

                          Exhibit A

                        THE PICTURES


ADVENTURES OF MARCO POLO
BALL OF FIRE
BARBARY COAST
BELOVED ENEMY
BEST YEARS OF OUR LIVES
BISHOP'S WIFE
COME AND GET IT
CONDEMNED
COWBOY AND THE LADY
CYNARA
DARK ANGEL
DEAD END
DEVIL TO PAY
DODSWORTH
EDGE OF DOOM
ENCHANTMENT
GOLDWYN FOLLIES
GUYS AND DOLLS
HANS CHRISTIAN ANDERSEN
I WANT YOU
KID FROM BROOKLYN
KID FROM SPAIN
KID MILLIONS
LITTLE FOXES
MASQUARADER
MY FOOLISH HEART
POTASH AND PERLMUTTER
TARNISH
A THIEF IN PARADISE
STELLA DALLAS (1925)
THE WINNING OF BARBARA WORTH
THE MAGIC FLAME
TWO LOVERS
THE RESCUE
BULLDOG DRUMMOND
WHOOPEE
ARROWSMITH
SECRETS
ONE HEAVENLY NIGHT
OUR VERY OWN
PALMY DAYS
PRIDE OF THE YANKEES
PRINCESS AND THE PIRATE
RAFFLES
REAL GLORY
ROMAN SCANDALS
ROSEANNA MCCOY
SECRET LIFE OF WALTER MITTY

A SONG IS BORN
SPLENDOR
STELLA DALLAS
STRIKE ME PINK
THESE THREE
THEY GOT ME COVERED
THEY SHALL HAVE MUSIC
UNHOLY GARDEN
UP IN ARMS
WEDDING NIGHT
WE LIVE AGAIN
WESTERNER
WOMAN CHASES MAN
WONDER MAN
WUTHERING HEIGHTS
NANA
CYTHEREA
IN HOLLYWOOD WITH POTASH & PERLMUTTER
HIS SUPREME MOMENT
PARTNERS AGAIN, WITH POTASH & PERLMUTTER
THE NIGHT OF LOVE
THE DEVIL DANCER
THE AWAKENING
THIS IS HEAVEN
RAFFLES (1930)
TONIGHT OR NEVER
PORGY AND BESS

                          Exhibit B



WHEN RECORDED PLEASE RETURN TO:
THE SAMUEL GOLDWYN COMPANY
10203 Santa Monica Boulevard, Suite 500
Los Angeles, California  90067-6403
Attn:  Business Affairs Department


                      EXCLUSIVE LICENSE

          SAMUEL GOLDWYN, JR. FAMILY TRUST ("Owner") for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to THE SAMUEL GOLDWYN COMPANY ("Licensee") the sole and exclusive right and license under copyright for the distribution, licensing and other exploitation of the Pictures (including, for all purposes of this Agreement, all of the parts and elements thereof), in any and all versions and languages, during the entire Term in all of the Media throughout the Territory. Owner shall retain all remake and sequel rights in the Pictures, PROVIDED, THAT Licensee shall have (i) an exclusive right of first refusal to produce any remakes or sequels of any of the Pictures which Owner proposes in its sole discretion to produce during the Term (which rights must be expressly waived in writing by the Licensee) and (ii) the right to act as Owner's sole and exclusive agent and representative for the distribution, licensing and other exploitation of any such remake or sequel rights during the Term in all of the Media throughout the Territory which Owner proposes in its sole discretion to exploit; PROVIDED, THAT, if Mr. Samuel Goldwyn, Jr. no longer serves as Chairman of the Licensee other than as a result of his termination by Licensee for "cause" (as defined in the Employment Agreement dated the date hereof between Licensee and Mr. Goldwyn), the Licensee's rights set forth in clauses (i) and (ii) above shall terminate; PROVIDED, FURTHER, that if Mr. Goldwyn is terminated as Chairman of the Licensee for "cause", Licensee's rights set forth in clauses (i) and (ii) above shall terminate on the seventh anniversary of the date hereof. Owner shall have the right to produce, distribute and exploit a compilation film involving the Pictures.

          Furthermore, Licensee is hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning the copyrights in the Pictures or the renewal of same, or concerning any infringement thereof and particularly infringement of or interference with any of the rights granted under any such copyright or renewal, all in its own name and/or the name of Owner.

          The Pictures are: "ARROWSMITH," "ADVENTURES OF MARCO POLO," "BALL OF FIRE," "BARBARY COAST," "BELOVED ENEMY," "BEST YEARS OF OUR LIVES," "BISHOP'S WIFE," "COME AND GET IT," "CONDEMNED," "COWBOY AND THE LADY," "CYNARA," "DARK ANGEL," "DEAD END," "DEVIL TO PAY," "DODSWORTH," "EDGE OF DOOM," "ENCHANTMENT," "GOLDWYN FOLLIES," "GUYS AND DOLLS," "HANS CHRISTIAN ANDERSEN," "I WANT YOU," "KID FROM BROOKLYN," "KID FROM SPAIN," "KID MILLIONS," "LITTLE FOXES," "MASQUARADER," "MY FOOLISH HEART," "POTASH AND PERLMUTTER," "TARNISH," "A THIEF IN PARADISE," "STELLA DALLAS
(1925)," "THE WINNING OF BARBARA WORTH," "THE MAGIC FLAME," "TWO LOVERS," "THE RESCUE," "BULLDOG DRUMMOND," "WHOOPEE," "ARROWSMITH," "SECRETS," "ONE HEAVENLY NIGHT," "OUR VERY OWN," "PALMY DAYS," "PRIDE OF THE YANKEES," "PRINCESS AND THE PIRATE," "RAFFLES," "REAL GLORY," "ROMAN SCANDALS," "ROSEANNA MCCOY," "SECRET LIFE OF WALTER MITTY," "A SONG IS BORN," "SPLENDOR," "STELLA DALLAS," "STRIKE ME PINK," "THESE THREE," "THEY GOT ME COVERED," "THEY SHALL HAVE MUSIC," "UNHOLY GARDEN," "UP IN ARMS," "WEDDING NIGHT," "WE LIVE AGAIN," "WESTERNER," "WOMAN CHASES MAN," "WONDER MAN," "WUTHERING HEIGHTS," "NANA CYTHEREA," "IN HOLLYWOOD WITH POTASH & PERLMUTTER," "HIS SUPREME MOMENT," "PARTNERS AGAIN, WITH POTASH & PERLMUTTER," "THE NIGHT OF LOVE," "THE DEVIL DANCER," "THE AWAKENING," "THIS IS HEAVEN," "RAFFLES (1930)," "TONIGHT OR NEVER" and "PORGY AND BESS."

          This exclusive license is subject to the terms and conditions of that certain Distribution Agreement between Owner and Licensee dated _________, 1996 and made as of December 1, 1979.

                         SAMUEL GOLDWYN, JR. FAMILY TRUST



                         By _____________________________

                         Its ____________________________

                         Date: __________________________


STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

          On this _____ day of __________, in the year 1996, before me, _____________________, a Notary Public in and for said County and State, personally appeared Samuel Goldwyn, Jr., personally known to me (or who proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument as _____________________ of Samuel Goldwyn, Jr. Family Trust (the "Trust"), and acknowledged to me that he is authorized to execute this instrument on behalf of the Trust and that the Trust executed it.

WITNESS MY HAND AND OFFICIAL SEAL



_________________________________

                                                   EXHIBIT F








                 TRADEMARK LICENSE AGREEMENT


                           BETWEEN


                     SAMUEL GOLDWYN, JR.


                             AND


                GOLDWYN ENTERTAINMENT COMPANY



              Dated as of ___________ __, 1996



               ______________________________

          TRADEMARK LICENSE AGREEMENT (the "Agreement"), dated as of

__________ __, 1996, between Samuel Goldwyn, Jr. ("Licensor") and Goldwyn

Entertainment Company, a Delaware corporation formerly known as The

Samuel Goldwyn Company ("Licensee").

          WHEREAS, Licensor and Licensee are among the parties to that certain letter agreement, dated April 28, 1995 (the "Old Agreement"),

pursuant to which Licensor granted to Licensee the right to use the

"SAMUEL GOLDWYN" name as part of any trademark, service mark, trade name,

related logo or for any other business purpose, on the terms and subject to the conditions set forth therein;

          WHEREAS, Licensor and Licensee wish to (i) enter into a new agreement, which agreement shall supersede the Old Agreement, relating to the name "SAMUEL GOLDWYN" or "SAMUEL GOLDWYN, JR", including all variations and combinations thereof (including the stylized signature

"SAMUEL GOLDWYN"), all registrations, renewals and applications therefor,

including the registrations and applications set forth on Schedule 1 hereto, and all goodwill related thereto (collectively, the

"Trademarks"), on the terms set forth herein and (ii) establish certain standards for the quality of all products sold or otherwise utilizing such Trademarks;

          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                          ARTICLE I

            GRANT OF PERPETUAL EXCLUSIVE LICENSE

          1.1   Licensor hereby grants to Licensee an irrevocable,

perpetual, royalty-free license throughout the world (the "Territory") to use the Trademarks on, as part of or in connection with and relating to the distribution, licensing, sublicensing and exploitation of Existing

Product (as defined below) in any manner and in any media whatsoever,

including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable,

subscription, sponsored and direct satellite broadcast), in theaters,

non-theatrically, on cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created.  For the purposes hereof, "Existing Product" shall mean all completed and in-

production film and television product owned, licensed or otherwise controlled by Licensee on the date hereof.  Notwithstanding the foregoing, Licensor agrees that as long as he serves as Chairman of

Licensee he will not grant to any third party the right to use any of the

Trademarks in connection with the production, development, distribution or licensing of motion picture and television product.

          1.2   In addition, Licensor hereby grants to Licensee an

irrevocable, perpetual, royalty-free license throughout the Territory to use the Trademarks that consist of the name "GOLDWYN" alone and not in conjunction with the name "SAMUEL" as part of a corporate name or on, as part of or in connection with, and relating to, the distribution,

licensing, sublicensing and exploitation of Existing Product or film and television product created, acquired or distributed by Licensee from and after the date hereof, in any manner and in any media whatsoever,

including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable,

subscription, sponsored and direct satellite broadcast), in theaters,

non-theatrically, on cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created.

          1.3  Licensee shall have the right to grant sublicenses to its affiliates and to third parties to use the Trademarks in the

Territory for any purposes for which Licensee has been granted a license hereunder, provided that (i) copies of all such sublicenses granted by

Licensee shall be delivered to Licensor immediately after execution and

(ii) any such sublicensee shall agree in writing to be bound by the terms of this Agreement.

                         ARTICLE II

                   OWNERSHIP OF TRADEMARKS

          2.1  Licensee acknowledges that Licensor owns all legal

right, title and interest in and to the Trademarks in the Territory and all associated goodwill.  Use of the Trademarks by Licensee and its affiliates and sublicensees shall be deemed to have been used by Licensor for purposes of trademark maintenance and registration, and all uses of the Trademarks by Licensee and its affiliates and sublicensees shall inure to the benefit of Licensor. Licensee will not at any time affirmatively do by act or omission any thing which would in any way adversely affect Licensor's legal title in the Trademarks or any registrations or applications for registration thereof.

          2.2  Licensee shall, at Licensor's reasonable request,

execute any documents and take any actions required by Licensor to confirm Licensor's legal title in and to the Trademarks in the Territory and the respective rights of Licensor and Licensee pursuant to this

Agreement.  Licensee will cooperate with Licensor and will, at Licensor's reasonable request, take any actions requested by Licensor in connection with the filing and prosecution by Licensor of applications in Licensor's name to register the Trademarks in the Territory and in connection with the maintenance and renewal of such registrations as may issue, subject to the grant to Licensee of the irrevocable, exclusive, perpetual,

royalty-free rights hereunder.

          2.3  The parties agree to take whatever actions they mutually deem to be reasonably necessary to effect the purposes of this Agreement,

including recording this Agreement or other documents prepared by

Licensee and acceptable to Licensor with appropriate government offices throughout the Territory.  All reasonable costs of compliance with this

Section (including recording fees, taxes and attorneys' fees) shall be borne by the Licensee.


                         ARTICLE III

                       QUALITY CONTROL

          Licensee agrees that all products sold, licensed, sublicensed,

distributed, advertised, provided and/or marketed with or in connection with the Trademarks shall be of a consistent and high standard of quality, commensurate with the prestige of the Trademarks.  At Licensor's request, Licensee shall provide at its own expense samples of any product sold, licensed, sublicensed, distributed, advertised, provided and/or marketed with or in connection with the Trademarks.  Licensee shall cooperate fully with the reasonable instructions of Licensor with respect to the maintenance of the foregoing standards.


                         ARTICLE IV

                  MISCELLANEOUS PROVISIONS

          4.1  AMENDMENTS.  This Agreement supersedes the Old

Agreement and all prior oral or written understandings and agreements relating hereto, and may not be modified, discharged or terminated except by a written instrument signed by the parties hereto.

          4.2  WAIVERS.  No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

          4.3  SEVERABILITY.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof,

and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          4.4  NO JOINT VENTURES.  Nothing herein contained shall be construed to constitute the parties hereto as partners, joint venturers or agents of the other, and no party shall have any power to obligate or bind any other in any manner whatsoever.

          4.5  GOVERNING LAW.  This Agreement shall be governed by

and construed in accordance with the internal laws of the State of New

York applicable to agreements made and to be performed wholly within such

State, and in accordance with the trademark laws of the United States, as applicable. The parties hereby consent to the jurisdiction of the state and federal courts of general jurisdiction situated in New York

County, New York, for the resolution of all disputes arising out of or relating to the Trademarks or this Agreement, and the parties hereby waive any and all defenses of improper venue or that the forum is inconvenient.

          4.6  COUNTERPARTS.  This Agreement may be executed in two

or more counterparts and by different parties on separate counterparts,

each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

          4.7  SUCCESSORS AND ASSIGNS.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of each party and its respective successors, assigns, transferees and all other successors in interest.  The parties further acknowledge and agree that each shall obtain a written, signed and notarized acknowledgment by any immediate successors that such successors (and their successors) are and will be bound by the terms and conditions of this Agreement, and any and all other Agreements entered into between the parties in connection with the Trademarks, and such successors shall agree similarly to obtain such acknowledgments from their successors.

          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed as of the date and year first above written.


                         _________________________________
                         Samuel Goldwyn, Jr.



                         GOLDWYN ENTERTAINMENT COMPANY



                         By:
                            Name:
                            Title:

                                                   EXHIBIT G




            AMENDED AND RESTATED OPTION AGREEMENT


          THIS AMENDED AND RESTATED OPTION AGREEMENT ("Option Agreement") dated as of the __th day of _________, 1996, provides for an option from Metromedia International Group, Inc., a Delaware corporation (the "Company"), to Samuel Goldwyn, Jr. ("Goldwyn") and an option from The Samuel Goldwyn, Jr. Family Trust ("Goldwyn Trust") to the Company. The Goldwyn Trust is a grantor trust of which Goldwyn is the grantor and trustee.

          WHEREAS, The Samuel Goldwyn Company, a wholly-owned subsidiary of the Company ("SGC"), Goldwyn and the Goldwyn Trust are parties to an Option Agreement dated as of April 13, 1993 (the "Original Option Agreement") which generally provides for (i) the grant of an option from SGC to Goldwyn for the purchase of a number of shares of SGC's common stock and (ii) the grant of an option from the Goldwyn Trust to SGC to reduce the amount of certain "participations payable" (the "Participations") accrued pursuant to that certain Amended and Restated Distribution Agreement dated as of the date hereof between SGC and the Goldwyn Trust in exchange for shares of SGC's common stock;

          WHEREAS, the options granted pursuant to the Original Option Agreement are substantially similar to the options provided for herein;

          WHEREAS, pursuant to an Agreement and Plan of Merger dated as of January __, 1996 (the "Merger Agreement") by and among the Company, SGC and SGC Merger Corp., all the outstanding shares of SGC are being exchanged for shares of the Company in the manner specified in the Merger Agreement; and

          WHEREAS, the parties to the Original Option Agreement desire, in connection with the consummation of the transactions set forth in the Merger Agreement, to amend and restate the Original Option Agreement to clarify that the options granted thereunder may be exercised by the Company or the Goldwyn Trust, as the case may be, utilizing the Company's common stock, par value $1.00 per share (the "Common Stock"), instead of SGC's common stock, upon the terms and subject to the conditions set forth herein.

          NOW THEREFORE, the Company, Goldwyn and the Goldwyn Trust agree as follows:

          1. GOLDWYN OPTION; NUMBER OF SHARES, OPTION PRICE. The Company hereby grants to Goldwyn an option (the "Goldwyn Option"), to purchase up to an aggregate of __________{1} shares of Common Stock (the "Option Shares") at a price per share equal to $____{2} (the "Option Price") in cash, on the term and subject to the conditions set forth herein.

          2. GOLDWYN TRUST OPTION; NUMBER OF SHARES, OPTION PRICE. The Goldwyn Trust hereby grants to the Company an option (the "Trust Option") to cause the Goldwyn Trust to purchase up to an aggregate of _________{3} Option Shares at the "Trust Option Price" (as hereinafter defined) in exchange for a dollar-for-dollar reduction of the Participations up to an aggregate amount of $7,000,000 in principal amount of Participations, on the terms and subject to the conditions set forth herein. The Trust Option Price shall be the average closing price of the Common Stock as reported by the Wall Street Journal--"American Stock Exchange Composite Transactions" for the ten (10) trading days prior to the date of notice of exercise pursuant to Section 4(b) hereof, if such average price is not less than $_____{4} per share or not greater than $____{5} per share; and if such average price is less than $_____{6} per share, the Trust Option Price shall be $_____,{7} and, if such average price is greater than $____{8} per share,


---------------------------------

{1/}The number of Option Shares shall be equal to the product of (x) 875,000 multiplied by (y) the Exchange Ratio (as defined in the Merger Agreement).

{2/}The Option Price shall be equal to the quotient of (x) $8.00 divided by (y) the Exchange Ratio.

{3/}The number of Option Shares shall be equal to the product of (x) 875,000 multiplied by (y) the Exchange Ratio (as defined in the Merger Agreement).

{4/}Price  to  be  equal to quotient of (x) $6.50 divided by (y) Exchange
Ratio.

{5/}Price to be equal to the quotient of (x) $9.00 divided by (y) the Exchange Ratio.

{6/}Price to be equal to quotient of (x) $6.50  divided  by  (y) Exchange
Ratio.

{7/}Price  to  be equal to quotient of (x) $6.50 divided by (y)  Exchange
Ratio.

{8/}Price to be equal to the quotient of (x) $9.00 divided by (y) the Exchange Ratio.

the Trust Option Price shall be $____.{9}   Nothing
herein shall in any way limit or restrict the Company's ability or right to pay or settle Participations due the Goldwyn Trust with cash.

          3. AGGREGATE LIMITATION ON GOLDWYN OPTION AND TRUST OPTION. The aggregate number of shares of Common Stock subject to this Option Agreement shall be ________.{10} Accordingly, any exercise of the Goldwyn Option or the Trust Option shall reduce the number of shares of Common Stock subject to either of such options by the number of option Shares theretofore issued pursuant to any such exercise or exercises. The Goldwyn Option and the Trust Option are hereafter collectively and interchangeably referred to as the "Options," or individually as the "Option."

          4.   PERIOD OF OPTIONS AND CONDITIONS OF EXERCISE.
               (a) The term of the Options shall commence on the date hereof and terminate an April 11, 1999 (the "Expiration Date").

               (b) The Options shall be exercisable, in whole or in part, at any time or from time to time from the date hereof (except during any periods where Goldwyn, or the Goldwyn Trust, as the case may be, may legally or contractually be prohibited from selling the Common Stock) and until the Expiration Date.

          The Options may be exercised by giving written notice to the Company or the Goldwyn Trust, as the case may be, which notice shall include the date, the number of Option Shares as to which the Option is then being exercised and the aggregate purchase price of such Option
Shares. At the time of issuance and delivery of certificates representing the Option Shares to Goldwyn or the Goldwyn Trust pursuant to the exercise of the Option, in whole or in part, the aggregate Option Price of the Option Shares purchased pursuant thereto shall be paid in full at the principal office of the Company by certified or bank cashier's check in connection with the exercise of the Goldwyn Option or by a written confirmation from the Goldwyn Trust that an amount equal to the Trust Option Price in principal amount of the Participations has been exchanged


-----------------------------------------

{9/}Price to be equal to the quotient of (x) $9.00 divided by (y) the Exchange Ratio.

{10/}The number of shares shall be equal to the product of (x) 875,000 multiplied by (y) the Exchange Ratio.

for the Option Shares in connection with the exercise of the Trust Option.

               (c) Issuance and delivery of the certificates representing the Option Shares following exercise of the Options an hereinabove provided shall be subject to the following express conditions precedent:

                    (i) A Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), as contemplated by
     Section 5 hereof, shall at the time of issuance and delivery of certificates representing the Option Shares pursuant to exercise of the Options be in effect with respect to resale by Goldwyn or the Goldwyn Trust, as the case may be, of the Option Shares and Goldwyn or the Goldwyn Trust, as the case may be, shall be free to sell the Common Stock issuable upon exercise of the Options publicly or privately in conformity with all legal and contractual obligations of the Company, Goldwyn, and the Goldwyn Trust, including without limitation, in compliance with the Securities Act and all applicable state securities laws. In the case of exercise by the Company of the Trust Option, the Goldwyn Trust shall have the right to have an underwriter for the resale of the Option Shares within the contemplation of Section 5(b)(vii) hereof as precondition to the effectuation of such exercise by the Company. Notwithstanding the foregoing, Goldwyn or the Goldwyn Trust may at his or its sole option elect to receive the Option Shares without registration under the Securities Act provided that Goldwyn, or the Goldwyn Trust, as the case may be, shall have delivered to the Company such assurances as the Company may reasonably request that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the foregoing Registration Statement is not in effect within ninety (90) days after notice as provided in Section 4(b), such exercise shall be null and void at the option of Goldwyn or the Goldwyn Trust, as the case may be. If the Registration Statement is on Form S-3 (or any other form requiring that the registered securities be issued and outstanding), the Company shall take all such action as may be required to comply with such form, including issuing the Option Shares; provided that if such Registration statement is not in effect within such ninety (90) day period, such exercise shall be null and void and any Option Shares so issued shall be cancelled and retired at the option of Goldwyn or the Goldwyn Trust, as the case may be. The Company shall used its best efforts to satisfy the condition of this Section 4(c)(1).

                   (ii) If the shares of Common Stock or other securities issuable on exercise of the Option are then listed on any securities exchange or quotation system such shares shall have been authorized for listing on such exchange or quotation system on official notice of issuance.

                  (iii)If required, the Company or a subsidiary shall have obtained the written consent of any lender to the Company or a subsidiary to the exchange of the Participations for Common Stock.

          5. (a)"PIGGY BACK" REGISTRATION. Subject to contractual requirements of the Company that would prevent the inclusion of the Option Shares on a registration statement, if at any time during the period of this Option Agreement the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its Common Stock, other than on Form S-8 or Form S-4 for a business combination or then equivalent forms, it shall send to Goldwyn written notice of such determination and, if within thirty (30) days after receipt of such notice, Goldwyn shall exercise the Option by giving notice pursuant to Section 4(b) hereof and so requests in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Option Shares Goldwyn requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement (including a total elimination of shares held by holders of "piggy back" rights) because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed PRO RATA among the holders of such Common Stock having an incidental ("piggy back") right to include such Common Stock in the registration statement according to the amount of such Common Stock which each holder had requested to be included pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion of Option Shares with respect to which such holder has requested inclusion hereunder and Goldwyn shall thereupon be entitled to rescind entirely or ratably reduce the number of Option Shares covered by such notice. No incidental right under this Section 5(a) shall be construed to limit any registration requested under Section 5(b).

               (b) REQUIRED REGISTRATION. The Company will use its best efforts to prepare and file with the Securities and Exchange Commission, within forty-five (45) days after

(i) receipt of notice,  pursuant  to Section 4(b) hereof, of exercise of the Goldwyn Option or (ii) sending of notice pursuant to Section  4(b), of exercise by the Company of the Trust
Option, a registration statement (the "Registration Statement") covering the number of shares of Common Stock required to be registered pursuant to such notice, and to cause such of the Option Shares as are the subject of such request to be registered under the Securities Act. The Company shall not be required to file (i) more than one (1) registration statement within any twelve (12) month period or (ii) more than three (3) registration statements pursuant to this Section 5(b). Neither the Company nor any other person may include any securities in a registration statement filed pursuant to this Section 5(b), without the consent of Goldwyn or the Goldwyn Trust, as the case may be.

               (c) OTHER UNDERTAKINGS OF GOLDWYN AND THE GOLDWYN TRUST. If the Option Shares to be registered hereunder are to be sold in a non-underwritten offering and/or pursuant to Rule 415 promulgated under the Securities Act:

                    (i) Goldwyn or the Goldwyn Trust, as the case may be, shall advise the Company in writing of his or its then present intention to sell the Option Shares as to which registration is requested within ninety (90) days after the effective date of the Registration Statement filed pursuant to Sections 5(a) or 5(b), and the Company shall only be obligated to use its best efforts to keep the Registration Statement and the prospectus (the "Prospectus") used in connection therewith to the extent necessary to comply with the Securities Act for a period of not more than forty (40) days from the initial effective date thereof.

                   (ii) Goldwyn and the Goldwyn Trust each represents and warrants to, and agrees with, the Company that:

                         (A) Neither Goldwyn nor the Goldwyn Trust will effect stabilization transactions or engage in any stabilization activity proscribed by Rule 10b-7 under the Securities Exchange Act of 1934, as amended ("the "Exchange Act"), in connection with the securities of the Company during the period of any distribution of the Option Shares pursuant to the Registration Statement;

                         (B) Goldwyn or the Goldwyn Trust will furnish each broker through whom the Option Shares are offered such number of copies of the Prospectus which such broker may require

          (PROVIDED, that the Company has provided Goldwyn or the
          Goldwyn Trust with such Prospectuses), will inform such broker as to the number of Option Shares offered through such broker, that such Option Shares are part of a distribution and that such broker is subject to the provisions of Rule 10b-6 under the Exchange Act until such time as such broker has completed the sale of all such Option Shares, and will notify such broker when distribution of the Option Shares pursuant to the Registration Statement has been completed or the Registration Statement is no longer effective or is withdrawn;

                         (C) Goldwyn or the Goldwyn Trust will promptly furnish to each person (including each broker) to whom Goldwyn or the Goldwyn Trust has delivered copies of the Prospectus an equivalent number of copies of any amendment or supplement thereto (provided, that the Company has provided Goldwyn or the Goldwyn Trust with such amendment or supplement);

                         (D) Goldwyn or the Goldwyn Trust will, promptly after the end of each week in which any disposition of the Option Shares pursuant to the Registration Statement has occurred and upon completion of the distribution of the Option Shares pursuant to the Registration Statement, report to the Company such dispositions made during the week or upon such completion, as the case may be; and

                         (E) Neither Goldwyn nor the Goldwyn Trust will, during the period from the effective date of the Registration Statement until the completion of any offering of the Option Shares pursuant to the Registration Statement:


                              (1)  bid for purchase, for any account in
               which Goldwyn, the Goldwyn Trust, or any affiliate of either of them, has a beneficial interest, any securities of the Company other than in transactions permitted by Rule 10b-6 under the Exchange Act;

                              (2) attempt to induce any person to purchase any securities of the Company other than in transactions permitted by Rule 10b-6 under the Exchange Act; or

                              (3) pay or offer or agree to pay to anyone, directly or indirectly, any compensation for soliciting another to purchase any securities of the Company on a national securities exchange or pay or offer or agree to pay to anyone any compensation for purchasing securities of the Company an a national securities exchange other than those securities offered by Goldwyn or the Goldwyn Trust.

                         (F)  Goldwyn and the Goldwyn Trust have been
          advised by the Company that neither of them may, during the period of any offering of the Option Shares hereunder, use or disseminate any information concerning the Company other than the Prospectus and may not undertake any form of publicity with respect to the Company or engage in any similar activities which may be deemed to be an unlawful selling effort within the meaning of Section 10 of the Securities Act.

                         (G) Except as disclosed to the Company, neither Goldwyn nor the Goldwyn Trust will pay unusual or special brokerage commissions on any sales effected through a broker, and no selling arrangement will have been entered into between Goldwyn or the Goldwyn Trust and any securities dealer or broker.


          (d) INDEMNIFICATION OF GOLDWYN OR THE GOLDWYN TRUST. In the event that the Company registers any of the Option Shares under the Securities Act, the Company will indemnify and hold harmless Goldwyn, the Goldwyn Trust, their respective trustors, trustees, beneficiaries, agents, employees and representatives, and each underwriter of the Option Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities or actions, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the consent of the Company, which consent shall not be unreasonably withheld, and, except as hereinafter provided, will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in
any  preliminary   or  amended  preliminary prospectus  or  in  the
Prospectus  (or  the Registration  Statement  or Prospectus
as from time to time amended or  supplemented  by the Company)
or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in the Registration Statement, preliminary or amended, preliminary prospectus or Prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Goldwyn or the Goldwyn Trust expressly for use therein. Promptly after receipt by Goldwyn or the Goldwyn Trust, their respective trustors, trustees and beneficiaries, and any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, Goldwyn, the Goldwyn Trust, their respective trustors, trustees and beneficiaries, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel who shall be counsel, acceptable to Goldwyn, the Goldwyn Trust, their respective trustors, trustees and beneficiaries, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The omission of an indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced thereby. If the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, as a result of which the indemnified party reasonably believes a conflict of interest may exist, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of much action on behalf of such indemnified party and the indemnifying party shall be liable for the legal fees and disbursements of such separate counsel. The indemnity agreements in this Section shall be in addition to any liabilities which the indemnifying party may have pursuant to law.

          (e) INDEMNIFICATION OF THE COMPANY. In the event that the Company registers any of the Option Shares under the Securities Act, Goldwyn, or the Goldwyn Trust, as the case may be, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Option Shares so registered (including any broker or dealer through whom any of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities or actions, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the consent of Goldwyn, or the Goldwyn Trust, as the case may be, which consent shall not be unreasonably withheld, and, except as hereinafter provided, will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only upon and in conformity with information furnished in writing to the Company in connection therewith by Goldwyn, or the Goldwyn Trust, as the case may be, expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Goldwyn, or the Goldwyn Trust, as the case may be, the Company will notify Goldwyn, or the Goldwyn Trust, as the case may be, in writing of the commencement thereof, and Goldwyn, or the Goldwyn Trust, as the case may be, shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Goldwyn, or the Goldwyn Trust, as the case may be. The omission of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party demonstrates that the defense of such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that there may be legal defenses available to it and/or other  indemnified parties which are different from or additional to those available to the indemnifying party, as a result of which the indemnified party reasonably believes a conflict of interest may exist, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party and the indemnifying party shall be liable for the legal fees and disbursements of such separate counsel. The indemnity agreements in this Section shall be in addition to any liabilities which the indemnifying party may have pursuant to law.

          (f) FURTHER OBLIGATIONS OF THE COMPANY. Whenever under Sections 5(a) and 5(b) hereof, the Company is required hereunder to register the Option Shares, it agrees that it shall also do the following:

               (i) Before filing the Registration Statement, the Prospectus included therein or any amendment or supplement thereto, furnish counsel to Goldwyn or the Goldwyn Trust, as the case may be, copies of such documents, which documents shall be subject to the review of such counsel;

              (ii) Furnish to Goldwyn or the Goldwyn Trust, as the case may be, such copies of each preliminary and final prospectus and such other documents as Goldwyn, or the Goldwyn Trust, as the case may be, may reasonably request;

             (iii)Furnish to Goldwyn, or the Goldwyn Trust, as the case may be, a signed counterpart of

                    (A) an opinion of counsel for the Company, dated the effective date of the Registration Statement, and

                    (B) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the financial statements included in the Registration Statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the Registration Statement (and the Prospectus) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

              (iv)  Notify Goldwyn, or the Goldwyn Trust, as the case may be, of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare a supplement or amendment to Prospectus so that, as thereafter delivered to the purchaser of the registered Option Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (v) Furnish to Goldwyn, or the Goldwyn Trust, as the case may be, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering;

              (vi) Obtain all necessary approval from the National Association of Securities Dealers, Inc.;

             (vii)Upon the request of Goldwyn or the Goldwyn Trust, enter into an underwriting agreement containing representations, warranties and agreements customarily made by an issuer in underwriting agreements, including, without limitation, the right of such underwriter (which underwriter shall be designated by the Company ("Company's Underwriter") and be reasonably acceptable to Goldwyn, or the Goldwyn Trust, as the case may be, provided that Goldwyn, or the Goldwyn Trust, as the case may be, may use an underwriter of his or its own designation ("Goldwyn's Underwriter") if Goldwyn's Underwriter is of at least comparable national standing as the Company's Underwriter and the Company's Underwriter cannot match the underwriting terms provided by Goldwyn's Underwriter) to conduct due diligence on the issuer and to be indemnified by the issuer with respect to Securities Act liabilities in connection with any offering of the Option Shares and in connection therewith Goldwyn, or the Goldwyn Trust, as the case may be shall be a party to any such underwriting agreement in which case Goldwyn, or the Goldwyn Trust, as the case may be, shall provide such representations and warranties and agree to such terms and provisions as are no more unreasonable or burdensome to Goldwyn, or the Goldwyn Trust, as the case may be, than those customarily provided by selling shareholders in underwriting agreements with respect to secondary distributions, it being understood that failure of Goldwyn or the Goldwyn Trust, as the case may be, to provide such representations and warranties shall relieve the Company of its obligations to register Option Shares in such offering; and

            (viii)Notwithstanding any of the obligations of the Company set forth in this Section 5, the Company shall not be required to furnish any audited annual or unaudited quarterly or monthly financial statements in connection with filing the Registration Statement pursuant to this
Section 5 other than those statements customarily prepared by or for the Company at the end of each fiscal year and each quarter.

          (g)  REGISTRATION   PROCEDURES.    In   connection   with   the
registration of the Option Shares pursuant to this Section 5:

               (i) The Company shall have the sole right to make all decisions with respect to questions concerning the content of the Registration Statement;

              (ii) Goldwyn, or the Goldwyn Trust, as the case may be, shall furnish to the Company such information as may be needed from Goldwyn or the Goldwyn Trust in connection with the Registration Statement;

             (iii)The Company will use its best efforts to effect the registration of such Option Shares and will, as expeditiously an possible:

                    (A) Prepare and file with the Commission such amendments and supplements to the Registration Statement and Prospectus as may be necessary to keep the Registration Statement or Prospectus in effect for a period of forty (40) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by Goldwyn, or the Goldwyn Trust, as the case may be, as set forth in the Registration Statement; and

                    (B) use its best efforts to register or qualify the Option Shares covered by the Registration Statement under the applicable securities or "blue sky" laws of such jurisdictions
          as Goldwyn, or the Goldwyn Trust, as the case may be, may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration or qualification in any jurisdiction where the Company's securities are not so qualified or registered as of the date hereof or to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement in any jurisdiction where it is not now so subject.

               (h)  EXPENSES.   The  Company  shall  bear  all  costs and
expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; PROVIDED, HOWEVER, that the Company shall have no obligation to pay or otherwise bear the fees of counsel or accountants for Goldwyn, or the Goldwyn Trust, as the case may be, in connection with the registration of the Option Shares or any portion of the underwriters' commissions or discounts attributable to the Option Shares.

               (i) SUCCESSORS AND ASSIGNS. If the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company will assume the obligations set forth in this Section 5 to the maximum extent permitted under the law of such person's jurisdiction of incorporation, if such person is a corporation or under applicable law.

               (j) CERTAIN DEFINED TERMS. Reference to the "Option Shares" in this Section shall mean the shares of Common Stock issued or issuable to Goldwyn, or the Goldwyn Trust, pursuant to this Option Agreement as well as any additional shares issued to Goldwyn, or the Goldwyn Trust, as the case may be, in respect of such Option Shares already held by Goldwyn, or the Goldwyn Trust, such as by means of a stock split, stock dividend, recapitalization or other similar distribution.

          6. STOCK SPLITS AND REVERSE SPLITS. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Option Price and Trust Option Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Option Agreement immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Option Price and Trust Option Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of the Option immediately prior to such combination shall be proportionately reduced.

          7.   STOCK  DIVIDENDS.   In  case at any time the       Company
shall declare a dividend or any other distribution upon any capital stock of the company payable in shares of Common Stock, then the Option Price and Trust Option Price in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (a) the product of (i) the number of shares of Common Stock outstanding immediately prior to such declaration multiplied by (ii) the Option Price and Trust Option Price, by (b) the total number of shares of Common Stock outstanding immediately after such dividend declaration.

          8. MINIMUM ADJUSTMENTS. Anything to the contrary notwithstanding, no adjustment shall be required under Sections 6 and 7 hereof unless and until the amount of such adjustments would result in an adjustment of the total Option Price and Trust Option Price in effect by at least $100.00; provided, however, that any such adjustment not made as a result of the foregoing shall be carried forward and included in the subsequent calculations of adjustment until such time as it has been given effect.

          9. EFFECT OF REORGANIZATION, ASSET AND STOCK SALES. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of its assets or Common Stock to another entity (a "Sale Event"), shall be effected in such a way that the relevant holders of Common Stock shall be entitled to receive cash, stock, securities, assets or other property or consideration with respect to or in exchange for Common Stock, then at the consummation of the Sale Event, if the Goldwyn Option has not been sooner exercised, the Company shall cause Goldwyn to receive from the Company or the purchasing entity, in exchange for Goldwyn's entire remaining Goldwyn Option (representing the right to purchase all Option Shares not previously exercised) either (i) the net of (A) such cash as Goldwyn would have been entitled to receive, pursuant to such exchange, had it owned the number of shares of Common Stock purchasable upon the exercise of the Option, minus (B) the Option Price (the difference being the "Sale Price"), if holders of Common Stock are entitled to receive only cash as a result of the Sale Event or (ii) such other consideration (or a combination of cash and other consideration), having a value equivalent to the Sale Price (determined in good faith by the Company's Board of Directors), if the holders of Common Stock are entitled to receive consideration other than cash as a result of the Sale Event. The Company shall give Goldwyn not less than 10 business days' notice of any Sale Event.

          10. INVESTMENT COVENANT. Goldwyn and the Goldwyn Trust each represents, covenants and agrees that, unless the Option Shares shall have been registered under the Securities Act or other applicable federal or state statutes in effect at the time of purchase, such Option Shares will be acquired by Goldwyn, or the Goldwyn Trust, as the same may be, for investment for his or its own account and not with a view to distribution and agrees to execute such other and further instruments as may be required to evidence such investment intent, except that Goldwyn may transfer the Option Shares to the Goldwyn Trust.

          11. LIMITED TRANSFERABILITY OF OPTION. The Option and this Option Agreement shall not be transferable, except by Goldwyn to the Goldwyn Trust. Except as provided above, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, shall not be subject to execution, attachment or similar process, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect. In the event of an assignment of the Option or the Option Agreement by Goldwyn to the Goldwyn Trust, the Goldwyn Trust shall succeed to all of the rights of Goldwyn hereunder subject to assumption of all of the responsibilities and liabilities of Goldwyn hereunder, including without limitation, the registration rights provided in Section 5 hereof.

          12. NOTICE. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to Goldwyn or the Goldwyn Trust at: c/o The Samuel Goldwyn Company, 10203 Santa Monica Boulevard, Los Angeles, California 90057, Attention: Samuel Goldwyn Jr., or such other address as may be designated in writing to theCompany at:
Metromedia International Group, Inc., c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention: General Counsel, or such other address(es) as the Company may designate in writing to Goldwyn and the Goldwyn Trust.

          13. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company, Goldwyn, or the Goldwyn Trust, to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          14. GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

          15. PRIOR AGREEMENTS. This Agreement supersedes the Original Option Agreement, which upon the execution hereof, shall be terminated and no longer be of force or effect.

          IN WITNESS WHEREOF, the Company, Goldwyn, and the Goldwyn Trust, have each executed this Amended and Restated Option Agreement on the day and year first above written.


                        METROMEDIA INTERNATIONAL GROUP, INC.



                        By:_________________________________
                           Title



                        ____________________________________
                        SAMUEL GOLDWYN, JR.


                        THE SAMUEL GOLDWYN, JR. FAMILY TRUST



                        ____________________________________
                        SAMUEL GOLDWYN, JR., TRUSTEE

                                                                Exhibit H


              Opinion of Counsel to Metromedia


Opinion of Counsel of Paul, Weiss, Rifkind, Wharton & Garrison, Counsel to Metromedia, shall cover the following matters, subject to customary exceptions and limitations:


          1. Metromedia is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Metromedia has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the execution, delivery and performance (including consummation of the Merger) by Metromedia of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of Metromedia. The Merger Agreement has been duly executed and delivered by Metromedia and constitutes the legal, valid and binding obligation of Metromedia, enforceable against Metromedia in accordance with its terms.{1}

          3. The execution, delivery and performance by Metromedia of the Merger Agreement does not violate or result in a breach of or default under (i) any provision of its certificate of incorporation or by-laws or any law or regulation of the State of New York or the United States or any provision of the General Corporation Law of the State of Delaware,
(ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon Metromedia or to which Metromedia is subject, or
(iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which Metromedia is a party or to which Metromedia is bound.

          4. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section
1.3 of the Merger Agreement, the Merger will be effective in accordance with the terms of the Certificate of Merger.

          5. The shares of Common Stock when issued by Metromedia pursuant to the terms of the Merger Agreement will constitute validly issued, fully paid and non-assessable shares of stock of Metromedia.

**FOOTNOTES**

{1/}Enforceability opinion may be covered by opinion delivered by Delaware Counsel.

                               SCHEDULES
                               ---------

The Registrant agrees to furnish supplementally to the Commission upon request a copy of any schedules to the Agreement and Plan of Merger.